Exhibit 99.2

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of Albireo Limited

We have audited the accompanying consolidated balance sheets of Albireo Limited (the “Company”) as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive loss, convertible preference shares and shareholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Albireo Limited at December 31, 2015 and 2014 and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2015, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ernst & Young LLP

Reading, England

13 July 2016

ALBIREO

Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$5,120	$8,175
Trade receivables	1,272	14
Prepaid expenses and other assets	346	64
Other receivables	202	122

Total current assets	6,940	8,375
Equipment, net	34	52

Total assets	$6,974	$8,427

LIABILITIES, CONVERTIBLE PREFERENCE SHARES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Trade payables	$1,929	$610
Accrued expenses	2,576	1,380
Advances from licensees	37	37
Long-term debt, current portion	2,514	1,356
Warrants liability	1,163	1,141
Other liabilities	63	50

Total current liabilities	8,282	4,574
Long-term debt	4,866	5,173
Derivative liabilities	2,047	486

Total liabilities	15,195	10,233

Temporary Equity:

Convertible preference shares, $0.013 par value per share — 44,945,080 and 42,356,284 shares authorized at December 31, 2015 and 2014, respectively; 39,354,000 shares issued and outstanding at December 31, 2015 and 2014	520	520

Shareholders’ equity (deficit):
Ordinary shares, $0.013 par value per share — 3,794,303 shares authorized at December 31, 2015 and 2014; 3,794,303 shares issued and outstanding at December 31, 2015 and 2014	50	50
Accumulated other comprehensive income	804	451
Accumulated deficit	(9,595)	(2,827)

Total shareholders’ deficit	(8,741)	(2,326)

Total liabilities, convertible preference shares and shareholders’ deficit	$6,974	$8,427

The accompanying notes are an integral part of these consolidated financial statements.

ALBIREO

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Year Ended December 31,
	2015	2014
Revenue	$5,099	$2,414
Operating expenses:
Research and development	5,634	6,580
General and administrative	4,462	2,108
Other (income) expense, net	(271)	83

Total operating expenses	9,825	8,771

Operating loss	(4,726)	(6,357)
Interest income (expense), net	(1,722)	(47)
Non-operating expense	(320)	—

Loss before income taxes	(6,768)	(6,404)
Income tax	—	—

Net loss	$(6,768)	$(6,404)

Net loss per share attributable to holders of ordinary shares, basic and diluted	$(1.78)	$(1.69)

Weighted-average shares used in computing net loss per share attributable to holders of ordinary shares, basic and diluted	3,794,303	3,794,303

The accompanying notes are an integral part of these consolidated financial statements.

ALBIREO

Consolidated Statements of Comprehensive Loss

(in thousands)

	Year Ended December 31,
	2015	2014
Net loss	$(6,768)	$(6,404)
Other comprehensive income:
Foreign currency translation adjustment	353	263

Total other comprehensive income	353	263

Total comprehensive loss	$(6,415)	$(6,141)

The accompanying notes are an integral part of these consolidated financial statements.

ALBIREO

Consolidated Statements of Convertible Preference Shares and Shareholders’ Deficit

(in thousands, except share amounts)

	Convertible Preference Shares		Ordinary Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance—January 1, 2014	39,354,000	$520	3,794,303	$50	$—	$188	$3,577	$3,815
Other comprehensive income	—	—	—	—	—	263	—	263
Net loss	—	—	—	—	—	—	(6,404)	(6,404)

Balance—December 31, 2014	39,354,000	520	3,794,303	50	—	451	(2,827)	(2,326)
Other comprehensive income	—	—	—	—	—	353	—	353
Net loss	—	—	—	—	—	—	(6,768)	(6,768)

Balance—December 31, 2015	39,354,000	$520	3,794,303	$50	$—	$804	$(9,595)	$(8,741)

The accompanying notes are an integral part of these consolidated financial statements.

ALBIREO

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(6,768)	$(6,404)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount and issuance costs	777	24
Depreciation and amortization	15	21
Change in fair value of financial instruments	320	—
Changes in operating assets and liabilities:
Trade receivables	(1,258)	(14)
Prepaid expenses and other current assets	(282)	298
Other receivables	(80)	66
Advances from licensees	—	(1)
Trade payables	1,319	(236)
Accrued expenses	1,196	(27)
Other liabilities	13	(6)

Net cash used in operating activities	(4,748)	(6,279)

Cash flows from investing activities:
Purchase of property, plant and equipment	—	(5)

Net cash used in investing activities	—	(5)

Cash flows from financing activities:
Proceeds from issuance of Convertible Loans, net	3,429	1,484
Proceeds from issuance of Loan Facility, net	—	6,935
Payments of principal on borrowings	(1,223)	(279)

Net cash provided by financing activities	2,206	8,140

Effect of exchange rate changes on cash and cash equivalents	(513)	265

Net (decrease) increase in cash and cash equivalents	(3,055)	2,121
Cash and cash equivalents—beginning of period	8,175	6,054

Cash and cash equivalents—end of period	$5,120	$8,175

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$ —	$80

Cash paid for interest	$761	$40

Supplemental non-cash investing and financing activities:
Recognition of derivative liabilities at issuance	$1,485	$486

Recognition of warrants at issuance	$ —	$1,141

The accompanying notes are an integral part of these consolidated financial statements.

ALBIREO

Notes to the Consolidated Financial Statements

1.  Summary of significant accounting policies and basis of presentation

Organization

Albireo Limited (Parent) is a limited company domiciled in London, United Kingdom (UK), with its registered offices in 100 Victoria Embankment, London. As of December 31, 2015, the Parent has three direct or indirect subsidiaries: Albireo AB and Elobix AB, which are based in Gothenburg, Sweden, and Albireo Inc., which is based in Boston, Massachusetts. The Parent and its three subsidiaries are individually and collectively referred to herein as the Company.

The Company is a clinical-stage biopharmaceutical company focused on the development of novel bile acid modulators to treat orphan pediatric liver diseases and other liver and gastrointestinal diseases and disorders. The Company was spun out of AstraZeneca in 2008, and its clinical pipeline includes two Phase 2 product candidates and one Phase 3 product candidate. A4250, the Company’s lead product candidate, in development for the potential treatment of orphan pediatric liver diseases, is currently being studied in a Phase 2 clinical trial in children with chronic cholestasis.

Basis of presentation

As of December 31, 2015, the Company has generated an accumulated deficit of approximately $9.6 million and a working capital deficit of $1.3 million and the Company expects to incur significant expenses and negative cash flows for the foreseeable future. Based on the Company’s operating plans, existing working capital at December 31, 2015 is not sufficient to sustain operations for 12 months from the date these financial statements are issued. The Company believes that it will be able to obtain additional working capital through arrangements to fund operations. However, there can be no assurance that such additional financing, if available at all, can be obtained on terms acceptable to the Company. If the Company is unable to obtain such additional financing, the Company will need to reevaluate future operating plans. Accordingly, there is substantial doubt regarding the Company’s ability to continue as a going concern.

The accompanying financial statements have been prepared in conformity with U.S. GAAP (see —“Principles of Consolidation” below), which contemplate continuation of the Company as a going concern. The Company expects to incur further losses over the next several years as it develops its business, has not established a source of revenues sufficient to cover its operating costs, and as such, has been dependent on funding operations through the issuance of debt, the sale of equity securities and license agreements.

The Company maintained cash and cash equivalents of $5.1 million at December 31, 2015. Subsequent to December 31, 2015, the Company entered into the following arrangements, which either have a direct impact on cash availability or may provide a source of cash to the Company in the future:

•	In February 2016, the Company entered into an amendment to a loan agreement (Loan Facility) with Kreos Capital IV (UK) Limited (Kreos UK) to reduce principal repayments for a period of 6 months.

•	In April 2016, the Company entered into an amendment to its license agreement with EA Pharma Co., Ltd. (EA Pharma, formerly Ajinomoto Pharmaceuticals Co., Ltd.) concerning the development and commercialization of elobixibat in Japan and certain other Asian countries, resulting in a non-refundable fee receivable upon signing of the amendment of $8.0 million which was received on April 13, 2016, and certain changes to future contingent milestones and royalties receivable by the Company.

At June 23, 2016, the Company maintained cash and cash equivalents of $6.9 million. At the date these financial statements are issued, the Company’s committed funds comprise cash and cash equivalents and future access to $1.5 million in cash via an October 2015 convertible loan agreement. The Company estimates that its currently committed funds will be sufficient to fund its operations through November 2016.

ALBIREO

Notes to the Consolidated Financial Statements

Additionally, the Company has entered into the following arrangements which may provide additional sources of cash to the Company in the future:

•	In May 2016, Parent entered into a definitive share exchange agreement with Biodel Inc. (Biodel) and security holders of Parent. As part of the transaction, a syndicate of existing Company investors has committed to subscribe for Series C Convertible Preference Shares for a total investment of $10.0 million prior to the closing of the transaction. Additionally, the Company will have access to the Biodel net cash on hand at closing of the transaction, which is expected to be at least $20.0 million. Closing of the transaction is subject to the approval of the stockholders of Biodel and other customary conditions.

•	The Company anticipates that the contingent investor subscription proceeds of $10.0 million, plus the expected Biodel net cash on hand upon closing of the transaction of at least $20.0 million, plus the Company’s existing committed funds discussed above, will be sufficient to fund its operations beyond 12 months from the date these financial statements are issued.

•	The Company anticipates receiving a milestone payable if EA Pharma makes an internal decision to proceed with a new drug application for elobixibat in Japan. While the Company has no control over whether the condition to that milestone payment will be met or the timing of any such payment, management anticipates that the internal decision by EA Pharma whether to proceed with a new drug application for elobixibat in Japan will occur in the second half of 2016.

The Company must raise additional capital to fund its continued operations and may not be successful in its efforts to raise additional funds or achieve profitable operations. Amounts raised are intended to be used for further development of the Company’s product candidates and for other working capital purposes. Even if the Company is able to raise additional funds, whether by completing the contemplated transaction with Biodel and the associated Series C financing, through additional sales of its equity securities, loans from financial institutions, commercialization of its assets or a combination of the foregoing, the Company’s cash needs could be greater than anticipated in which case it could be forced to raise additional capital.

At the present time, the Company has no commitments for any additional financing, except for the $1.5 million outstanding under the October 2015 convertible loan agreement referenced above and except for the potential Series C Convertible Preference Share financing, which is dependent on the transaction with Biodel. There can be no assurance that, if needed, additional capital will be available to the Company on commercially acceptable terms or at all. If the Company cannot obtain the needed capital, it may not be able to become profitable and may have to curtail or cease its operations. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments or classifications that may result from the possible inability of the Company to continue as a going concern.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of Parent, Albireo Limited, and its direct or indirect wholly owned subsidiaries, Albireo AB, Elobix AB and Albireo, Inc. All intercompany

ALBIREO

Notes to the Consolidated Financial Statements

balances and transactions have been eliminated in consolidation. These consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States (U.S. GAAP). Any reference in these notes to applicable guidance is meant to refer to the authoritative U.S. GAAP as found in the Accounting Standards Codification (ASC) and Accounting Standards Update (ASU) of the Financial Accounting Standards Board (FASB).

Foreign currency translation

Functional and presentation currency

Items included in the financial statements of each of the Company’s entities are measured using the currency of the primary economic environment in which the entity operates (the functional currency). The functional currencies for Parent and Albireo AB, Elobix AB and Albireo, Inc. are the Euro, Swedish Krona, the Euro and the U.S. Dollar (USD), respectively. The Company consolidates in Euro and then the consolidated financial statements are translated to USD for external reporting, which is the Company’s presentation currency. The Company has elected USD as the presentation currency for ease of comparability throughout the industry.

Transactions and balances

Foreign currency transactions in each of the Company’s entities are translated into the functional currency of the entity using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized within Other income (expense), net in the Consolidated Statements of Operations.

The results and financial position of the Company and its subsidiaries that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

(a)	assets and liabilities presented are translated at the closing rate as of December 31, 2015 and 2014;

(b)	income and expenses for each statement of comprehensive loss are translated at annual average exchange rates that are relevant for the respective period reported, and

(c)	all resulting exchange differences arising from such translation are recognized directly in other comprehensive loss and presented as a separate component of equity.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management must apply significant judgment in this process. Actual results could materially differ from those estimates.

Segment information

For management purposes, the Company is managed and operated as one business unit which reflects the organizational structure and internal reporting of the Company. The Company’s chief operating decision maker, determined to be the Chief Executive Officer (CEO), manages the Company’s operations on an integrated basis

ALBIREO

Notes to the Consolidated Financial Statements

for the purpose of allocating resources and evaluating performance. No separate lines of business or separate business entities have been identified with respect to any product candidate or geographical market and one operating segment is currently disclosed in the Company’s internal reporting.

Accordingly, the Company has one reporting segment which is the research and development of novel treatments for liver and gastrointestinal diseases and disorders.

Cash and cash equivalents

The Company considers all short-term highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents.

Concentration of risk

Credit risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. For banks and financial institutions, only independent financial institutions with high credit ratings are engaged. The Company’s license agreements are with established and reputable pharmaceutical companies and, historically, the Company has not needed to impair accounts receivable.

Concentration of revenue and accounts receivable

The Company generally does not require collateral or other security in support of accounts receivable. Allowances are provided for individual accounts receivable when the Company becomes aware of a customer’s inability to meet its financial obligations, such as in the case of bankruptcy, deterioration in the customer’s operating results or change in financial position. If circumstances related to a customer change, estimates of the recoverability of receivables would be further adjusted. The Company also considers broad factors in evaluating the sufficiency of its allowances for doubtful accounts, including the length of time receivables are past due, significant one-time events, creditworthiness of customers and historical experience. There is no allowance for doubtful accounts as of December 31, 2015 or 2014.

Significant customers are those which represent 10 percent or more of the Company’s total revenue or gross accounts receivable balance for a period of the Consolidated Statements of Operations and at the Consolidated Balance Sheet dates. For the years ended December 31, 2015 and 2014, the Company’s significant customers were licensees.

	Revenue		Accounts Receivable
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Customers
Customer A	100%	19%	100%	—%
Customer B	—%	81%	—%	100%

Equipment, net

Equipment is stated at historical cost less depreciation and consists of computers, furniture and fixtures, and other equipment. Depreciation is computed using a straight-line method over the estimated useful lives, determined to be five years. Computers and other equipment purchased for less than $2,000 or the equivalent thereof are expensed immediately.

ALBIREO

Notes to the Consolidated Financial Statements

Gains and losses on disposals of equipment are determined by comparing the proceeds with the carrying amount and are recognized within Other Income (Expense), net in the Consolidated Statements of Operations.

Impairment of long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. In such instances, the recoverability of assets to be held and used is measured first by a comparison of the carrying amount of an asset group to future undiscounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, an impairment loss would be recognized if the carrying amount of the asset exceeds the fair value of the asset. There were no impairments recorded for the years ended December 31, 2015 and 2014.

Research and development expenses

Research and development costs are expensed as incurred and include primarily salaries, benefits and other staff-related costs; clinical trial and related clinical manufacturing costs; contract services and other outside costs.

The Company’s preclinical studies and clinical trials are performed by third-party contract research organizations (CROs). Some of these expenses are billed monthly for services performed, while others are billed based upon milestones achieved. For preclinical studies, the significant factors used in estimating accruals include the percentage of work completed to date and contract milestones achieved. For clinical trial expenses, the significant factors used in estimating accruals included the number of patients enrolled and percentage of work completed to date or contract milestones achieved. The Company’s estimates are highly dependent upon the timeliness and accuracy of the data provided by the respective CROs regarding the status of the contracted activity, with adjustments made when deemed necessary.

Revenue recognition

Revenue is generated from the receipt of upfront or license fees, milestone payments and payments for procurement services that are made pursuant to out-licensing or related supply agreements.

Where the Company’s out-licensing agreements involve the provision of multiple elements which may contain different remuneration arrangements such as upfront payments, milestone payments or product sales, they are assessed to determine whether separate delivery of the individual elements of such arrangements comprises more than one unit of accounting. The delivered elements are separated if (a) they have value to the licensee on a stand-alone basis, (b) there is objective and reliable evidence of the fair value of the undelivered element(s) and (c) if the arrangement includes a general right of return relative to the delivered element(s), delivery or performance of the undelivered element(s) is considered probable and is substantially in the control of the Company. Allocation of revenue to the different elements that require separate accounting is based on the separate selling prices determined for each component, and total consideration is then allocated pro rata across the components of the arrangement. If separate selling prices are not available, the Company will use its best estimate of such selling prices, consistent with the overall pricing strategy and relevant market factors.

The Company has determined that each element of its out-licensing agreements is a separate and distinct unit of accounting and as such the fair value of each element has been subscribed and recognized as follows:

•	Non-refundable upfront payments received from the Company’s out-licensing agreements relating to technical expertise and intellectual property are recognized in income if all rights relating to the

ALBIREO

Notes to the Consolidated Financial Statements

intellectual property and all obligations resulting from them have been relinquished under the contract terms and the Company has no continuing material obligation to perform under the agreement. However, if rights to the intellectual property continue to exist or obligations resulting from them have yet to be fulfilled, the payments received would be deferred until all rights and obligations have been fulfilled.

•	Non-refundable payments that are linked to the achievement of significant and substantive development or regulatory milestones in the research and development process are recognized as revenue upon the achievement of the specified milestone.

•	Revenue and costs associated with procurement services associated with pharmaceutical ingredients are recognized net in revenue when title and risk of loss of the pharmaceutical ingredients have passed to the licensee as the Company is not the primary obligor.

For the year ended December 31, 2014, the Company had two separate license agreements to develop a select product candidate for registration and subsequent commercialization in select markets. Both license agreements were entered into in 2012. The Company satisfied its material performance obligations under both of the agreements in 2012, upon the delivery of technical expertise and intellectual property rights to the respective licensees.

In March 2015, one of the Company’s licensees (Ferring International Center S.A., or Ferring) gave notice of termination of its license agreement with the Company. The termination eliminated any prospect of future contingent income under the license agreement. There was no refund of the upfront license fee or milestone fees received by the Company through the date of termination, in accordance with the agreement.

Payments resulting from procurement services are recognized as revenue as the activities are performed and are presented on a net basis. Revenue is recorded on a net basis because the Company acts as an agent, as it does not have discretion to change suppliers and does not perform any part of the services or manufacture of the subject pharmaceutical ingredients. The costs associated with these activities are netted against the related revenue in the Consolidated Statements of Operations.

For certain contingent payments under research and development arrangements, the Company recognizes revenue using the milestone method. Under the milestone method, a payment that is contingent upon the achievement of a substantive milestone is recognized in its entirety in the period in which the milestone is achieved. A milestone is an event: (i) that can be achieved based in whole or in part on either the Company’s performance or on the occurrence of a specific outcome resulting from the Company’s performance, (ii) for which there is substantive uncertainty at the date the arrangement is entered into that the event will be achieved and (iii) that would result in additional payments being due to the Company. The determination that a milestone is substantive requires estimation and judgment and is made at the inception of the arrangement. Milestones are considered substantive when the consideration earned from the achievement of the milestone is: (i) commensurate with either the Company’s performance to achieve the milestone or the enhancement of value of the item delivered as a result of a specific outcome resulting from the Company’s performance to achieve the milestone, (ii) relates solely to past performance and (iii) reasonable relative to all deliverables and payment terms in the arrangement.

The Company has evaluated each milestone specified under its license agreement with EA Pharma and its now-terminated license agreement with Ferring and determined the milestone to be substantive based on its contingent nature, taking into consideration factors such as the scientific, regulatory, commercial and other risks

ALBIREO

Notes to the Consolidated Financial Statements

that must be overcome to achieve the milestone, the level of effort and investment required to achieve the milestone, whether any portion of the milestone consideration is related to future performance or deliverables and all other facts and circumstances relevant to the arrangement. Accordingly, the Company has recognized into revenue in full each achieved milestone under either of the license agreements in the period in which it was achieved.

For the years ended December 31, 2015 and 2014, the Company recognized into revenue $4.9 million and $2.4 million, respectively, in milestone payments under the license agreements and will recognize into revenue in full each milestone under the license agreement remaining in effect that may be achieved in the future in the period in which it is achieved, assuming all other revenue recognition criteria are met. The Company will account for all sales milestones in the same manner as royalties and recognized into revenue upon achievement of the milestone, assuming all other revenue recognition criteria are met.

Under the terms of the license agreement remaining in effect, the Company was eligible as of December 31, 2015 to receive up to approximately €21.6 million ($23.6 million based on the Euro to USD exchange rate at December 31, 2015) if specified development and regulatory events are achieved for elobixibat. The license agreement was subsequently amended in April 2016. Under the amended terms, the Company received a one-time non-refundable payment of $8.0 million and is eligible to receive up to approximately (a) €16.5 million ($18.0 million based on the Euro to USD exchange rate at December 31, 2015) if specified regulatory events are achieved for elobixibat in Japan and (b) ¥3.5 billion ($29.1 million based on the Japanese Yen to USD exchange rate at December 31, 2015) if specified sales milestones are achieved for elobixibat following regulatory approval in any country in EA Pharma’s licensed territory. The likelihood that the Company will achieve any particular milestone event with respect to elobixibat in any particular period, or at all, is uncertain, and the Company may not earn any future milestone payment with respect to elobixibat in any particular period, or ever. In addition, the Company is eligible to receive stepped royalties beginning in the high single digits on any future elobixibat product sales. The Company will recognize royalty revenue in the period of sale of the applicable product, based on the underlying contract terms, provided that the reported sales are reliably measurable and the Company has no remaining performance obligations, assuming all other revenue recognition criteria are met. See Note 13 for further discussion.

Share-based compensation

For the years ended December 31, 2015 and 2014, the Company had no share-based payment program granting employees the ability to subscribe for any kind of equity instruments.

Temporary equity

The Company has classified its Series A and B Convertible Preference Shares outside of Shareholders’ Deficit on the basis that the shares are redeemable upon a liquidation event that can be forced by the holders of Preference Shares through their voting rights on the Parent’s Board of Directors (Board). Any undeclared dividends are not recognized until the time it becomes probable that the Preference Shares will be redeemable. No dividends have been recognized for the years ended December 31, 2015 or 2014.

Employee benefits

The Company has defined contribution plans, whereby the Company pays contributions to employee benefit or insurance plans on a mandatory, contractual or voluntary basis. The Company has no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods.

ALBIREO

Notes to the Consolidated Financial Statements

The Company has no further payment obligations once the contributions have been paid. The contributions are recognized as employee benefit expense when they are due. Prepaid contributions are recognized as an asset to the extent that a cash refund or a reduction in the future payments is available.

Loss contingencies

Loss contingencies are recorded as liabilities when it is probable that a liability has occurred and the amount of loss is reasonably estimable. Disclosure is required when there is a reasonable possibility that an ultimate loss will be material. Contingent liabilities are often resolved over long periods of time. Estimating probable losses requires analysis that often depends on judgments about potential actions by third parties, such as regulators.

Income taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes. Deferred income taxes are recorded for the expected tax consequences of temporary differences between the tax basis of assets and liabilities for financial reporting purposes and amounts recognized for income tax purposes. The Company records a valuation allowance to reduce its deferred tax assets to the amount of future tax benefit that is more likely than not to be realized.

Income tax expense consists of taxes currently payable and changes in deferred tax assets and liabilities calculated according to local tax rules. Deferred tax assets and liabilities are based on temporary differences that arise between carrying values used for financial reporting purposes and amounts used for taxation purposes of assets and liabilities and the future tax benefits of tax loss carry forwards. A deferred tax asset is recognized only to the extent that it is more likely than not that future taxable profits will be available against which the asset can be utilized.

Significant judgment is required in determining any valuation allowance recorded against deferred tax assets. In assessing the need for a valuation allowance, the Company considers all available evidence for each jurisdiction including past operating results, estimates of future taxable income and the feasibility of ongoing tax planning strategies. In the event that the Company changes its determination as to the amount of deferred tax assets that can be realized, the Company will adjust its valuation allowance with a corresponding impact to income tax expense in the period in which such determination is made.

The amount of deferred tax provided is calculated using tax rates enacted at the balance sheet date. The impact of tax law changes is recognized in periods when the change is enacted.

A two-step approach is applied pursuant to ASC 740 in the recognition and measurement of uncertain tax positions taken or expected to be taken in a tax return. The first step is to determine if the weight of available evidence indicates that it is more likely than not that the tax position will be sustained in an audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement.

The Company’s policy is to recognize interest and penalty expenses associated with uncertain tax positions as a component of income tax expense in the Consolidated Statements of Operations. As of December 31, 2015 and 2014, the Company had no accrued interest or penalties related to uncertain tax positions and no amounts have been recognized in the Company’s Consolidated Statements of Operations.

ALBIREO

Notes to the Consolidated Financial Statements

Net loss per share

Basic net loss per share is calculated by dividing the net loss attributable to holders of ordinary shares by the weighted average number of ordinary shares outstanding during the period. Diluted net loss per share is calculated by dividing the net loss attributable to holders of ordinary shares by the weighted-average number of ordinary equivalent shares outstanding for the period, including any dilutive effect from such shares. Ordinary equivalent shares include convertible preference shares, convertible loans, stock options and warrants. Anti-dilutive ordinary equivalent shares totaled 42,606,000 shares and 40,793,000 shares for the years ended December 31, 2015 and 2014, respectively. While these ordinary equivalent shares are currently anti-dilutive, they could be dilutive in the future.

Recently adopted accounting pronouncements

In April 2015, the FASB issued ASU No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs,” which updated guidance to clarify the required presentation of debt issuance costs. The amended guidance requires that debt issuance costs be presented in the balance sheet as a direct reduction from the carrying amount of the recognized debt liability, consistent with the treatment of debt discounts. Amortization of debt issuance costs is to be reported as interest expense. The recognition and measurement guidance for debt issuance costs is not affected by the updated guidance. The update requires retrospective application and represents a change in accounting principles. The updated guidance is effective for reporting periods beginning after December 15, 2015, with early adoption permitted. The Company has elected to early adopt the ASU during 2015 and has recorded $42,000 and $0.5 million of transaction costs as reduction of long-term debt as of December 31, 2015 and December 31, 2014, respectively.

In September 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements—Going Concern” (ASU No. 2014-15). The guidance addresses management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued. The standard will be effective for the first interim period within annual reporting periods beginning after December 15, 2016 and for annual and interim periods thereafter. Early adoption is permitted. The Company adopted the ASU during 2015 in its Consolidated Financial Statements.

Accounting pronouncements issued but not yet adopted

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers: (Topic 606).” This ASU affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards (e.g., insurance contracts or lease contracts). This ASU will supersede the revenue recognition requirements in ASC Topic 605, “Revenue Recognition,” and most industry-specific guidance. In addition, the existing requirements for the recognition of a gain or loss on the transfer of nonfinancial assets that are not in a contract with a customer (e.g., assets within the scope of ASC Topic 360, “Property, Plant, and Equipment,” and intangible assets within the scope of ASC Topic 350, “Intangibles-Goodwill and Other”) are amended to be consistent with the guidance on recognition and measurement (including the constraint on revenue) in this ASU. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In July 2015, the FASB deferred the effective date of ASU 2014-09. This ASU is now effective for calendar years beginning after December 15, 2017. Early adoption is not permitted. The Company is currently evaluating the impact this ASU will have on its Consolidated Financial Statements.

ALBIREO

Notes to the Consolidated Financial Statements

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes,” (ASU 2015-17), which amends the accounting guidance related to balance sheet classification of deferred taxes. The amendment requires that deferred tax assets and liabilities be classified as noncurrent in the statement of financial position, thereby simplifying the current guidance that requires an entity to separate deferred tax assets and liabilities into current and noncurrent amounts. ASU 2015-17 will be effective beginning in the first quarter of fiscal year 2018. Early adoption is permitted. The amendment can be adopted either prospectively or retrospectively. The Company is currently evaluating the impact this ASU will have on its Consolidated Financial Statements.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” The new standard establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The Company is currently evaluating the impact this ASU will have on its Consolidated Financial Statements.

2.  Fair value of financial instruments

In measuring fair value, the Company evaluates valuation techniques such as the market approach, the income approach and the cost approach. A three-level valuation hierarchy, which prioritizes the inputs to valuation techniques that are used to measure fair value, is based upon whether such inputs are observable or unobservable.

Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions made by the reporting entity. The three-level hierarchy for the inputs to valuation techniques is briefly summarized as follows:

Level 1—Observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

Level 2—Observable inputs such as quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, or model-derived valuations whose significant inputs are observable for substantially the full term of the assets or liabilities; and

Level 3—Unobservable inputs that reflect the reporting entity’s estimate of assumptions that market participants would use in pricing the asset or liability.

ALBIREO

Notes to the Consolidated Financial Statements

The following tables present the fair values for the Company’s financial instruments as well as the input levels used to determine these fair values as of December 31, 2015 and 2014. The Company values its current assets, which include trade and other receivables, and liabilities, which include advances from licensees and accounts payable, at historical cost, which approximates fair value. The Loan Facility (see Note 11) is being carried at cost less unamortized discount, which approximates fair value, due to the short-term nature of the Loan Facility.

The fair value of the 2015 Convertible Loans was $2.1 million as of December 31, 2015. The fair value of the 2014 Convertible Loans was $954,000 and $1.0 million as of December 31, 2015 and 2014, respectively. The valuation methods used to value the 2015 Convertible Loans and the 2014 Convertible Loans were the income approach and Monte Carlo simulation analysis. The key assumptions are the same as those used to determine the fair value of derivative liabilities as described below. See Note 11 for a further understanding of these instruments.

		Total Carrying Value on the Consolidated Balance Sheet		Fair Value Measurements
	Fair Value Level	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
	(in thousands)
Financial Instruments Recorded at Fair Value on a Recurring Basis
Current liabilities:
Warrants	3	$1,163	$1,141	$1,163	$1,141
Non-current liabilities:
Derivative liabilities	3	2,047	486	2,047	486

	Derivative Liabilities		Warrants
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
	(in thousands)
Financial Instruments with a Level 3 measurement
Balance, beginning	$486	$—	$1,141	$—
Losses recognized in earnings	172	—	148	—
Purchases, sales, issues and settlements	1,485	486	—	1,141
Foreign currency gains	(96)	—	(126)	—
Transfers in (out)	—	—	—	—

Balance, ending	$2,047	$486	$1,163	$1,141

As of December 31, 2015, the Company elected to early adopt an ASU that requires debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts (see Note 1).

There were no transfers from one level to the other during the reporting periods.

Derivative liabilities

As of December 31, 2015, the Company has two convertible loan instruments outstanding. On December 17, 2014, the Company executed a convertible loan instrument which provided 1,251,000 €1.00 unsecured

ALBIREO

Notes to the Consolidated Financial Statements

Convertible Loan notes (2014 Convertible Loans), denominated in Euros, and was subsequently amended on October 1, 2015. On October 1, 2015, the Company executed a convertible loan instrument which provided 5,000,000 $1.00 unsecured convertible loan notes (the 2015 Convertible Loans), denominated in USD.

The fair values of the derivative liabilities related to the convertible features associated with the 2014 Convertible Loans and 2015 Convertible Loans were determined using the income approach and Monte Carlo simulation analysis on inception. See Note 11 for a further understanding of these instruments. The income approach was used as the starting point to determine the Company’s equity value. The Monte Carlo simulation was then used to determine possible future values of the Company’s equity. Using the Monte Carlo simulation, the Company considered the following scenarios:

•	Series C shares financing (Round C): Under this assumption, the 2014 Convertible Loans and 2015 Convertible Loans would convert into a known number of Series C shares at a known price, which is based on the Series C shares original issue price. The Company then used the estimated value of the total Series C shares and accrued interest and discounted the value using a risk free interest rate of 0.39% and 0.25% per annum as of December 31, 2015 and 2014.

•	Initial Public Offering (IPO): The Company assumed that the 2014 Convertible Loans and 2015 Convertible Loans would convert into ordinary shares. The Monte Carlo simulation generated equity values that were then divided by the fully diluted number of shares and discounted back at a risk free interest rate of 0.39% and 0.46% per annum as of December 31, 2015 and 2014.

•	No IPO: The Company assumed that no conversion will take place in the event no IPO occurred. The Company valued the 2014 Convertible Loans and 2015 Convertible Loans using the income approach. The cash flows were based on principal and a contractual 8% annual interest rate. This amount was then discounted at the market rate of 21% and 17% per annum as of December 31, 2015 and 2014.

Based upon these scenarios, the fair value of the derivative liabilities associated with the 2014 Convertible Loans was determined to be $0.6 million (€0.5 million) and $0.5 million (€0.4 million) as of December 31, 2015 and 2014, respectively.

Using the same methods, the fair value of the derivative liabilities associated with the 2015 Convertible Loans was determined to be $1.5 million as of December 31, 2015.

The derivative liabilities are recorded as a non-current liability as the Company has an unconditional right to defer settlement for at least 12 months after December 31, 2015. There was no significant change in the fair value of the 2014 derivative liability from its issuance at December 17, 2014 to December 31, 2014. The change in fair value of the 2015 derivative liability from its issuance on October 1, 2015 to December 31, 2015 was a gain of $35,000.

Significant unobservable inputs used in the measurement of the derivative liabilities associated with the 2014 Convertible Loans and 2015 Convertible Loans included the discount rate and the probability of the issuance and sale of Series C Convertible Preference Shares in Round C.

ALBIREO

Notes to the Consolidated Financial Statements

The Company performed a sensitivity analysis regarding the discount rate. By varying the discount rate by 0.5%, the resulting values of the derivative liabilities that were bifurcated from the 2014 Convertible Loans were as follows, as of December 31 (in thousands):

	2015		2014
	+0.5%	-0.5%	+0.5%	-0.5%
Assumptions:
Discount rate	$697	$445	$508	$464

By varying the probability of Round C by 25%, the resulting values of the 2014 Convertible Loans were as follows as of December 31 (in thousands):

	2015		2014
	+25%	-25%	+25%	-25%
Assumptions:
Probability of Round C	$1,641	$1,399	$1,539	$1,496

The Company performed a sensitivity analysis regarding the discount rate. By varying the discount rate by 0.5%, the resulting values of the derivative liabilities that were bifurcated from the 2015 Convertible Loans were as follows, as of December 31 (in thousands):

	2015
	+0.5%	-0.5%
Assumptions:
Discount rate	$1,852	$1,126

By varying the probability of Round C by 25%, the resulting values of the 2015 Convertible Loans were as follows as of December 31(in thousands):

	2015
	+25%	-25%
Assumptions:
Probability of Round C	$3,973	$3,217

Warrants

In connection with the Loan Facility, the Company issued to Kreos Capital IV (Expert Fund) Limited (Kreos Capital) detachable warrants with a right to acquire shares at 720,000 Euro (the Warrants), which have been valued as of the balance sheet date at $1.2 million. The Company recognized the Warrants at fair value at the time of execution of the Loan Facility and measures their fair value on a recurring basis thereafter. See Note 11 for a further description of the Warrants. The Company calculates the Warrants’ fair value as follows:

•	The Company’s equity value is estimated using the traditional income approach.

•	The Company’s equity value is then allocated among classes of its capital structure, including Series B Convertible Preference shares. The allocation is performed using the Option Pricing Methodology (OPM). This method treats securities as options with the Company. The allocation is used to determine the value of Series B Convertible Preference shares. The Company assumes that any exercise of the Warrants would be to purchase Series B Convertible Preference Shares, as this class had the lowest exercise price, and also assumes scenarios where the Warrants will not be exercised.

ALBIREO

Notes to the Consolidated Financial Statements

A traditional Black-Scholes formula was then used to calculate the fair value of the Warrants with the strike price of €1 and stock price as calculated in the allocation. The assumptions used in applying the Black-Scholes formula include the following:

	As of December 31,
	2015	2014
Stock price	$1.77	$1.71
Exercise price	$1.09	$1.21
Term (in years)	7.50	8.25
Risk-free interest rate	2.12%	2.08%
Volatility	90%	95%
Dividend	0%	0%

In 2015, a weighted average of both the OPM and a traditional Black-Scholes formula was used to calculate the fair value of the Warrants. The key assumptions used in the OPM as of December 31, 2015, included the following:

Term (in years)	1.0
Risk-free interest rate	0.7%
Volatility	85%

Based on this method, the fair value of the Warrants was determined to be $1.2 million (€1.1 million) and $1.1 million (€0.9 million) as of December 31, 2015 and 2014, respectively, which was classified as a current liability because the warrants may be immediately exercised. There was no change in the fair value of the Warrants from December 18, 2014 to December 31, 2014. There was a $0.1 million change in the fair value of the Warrants during the year ended December 31, 2015.

The significant unobservable input used in the measurement of the Warrants’ liability included the term used in the OPM. The Company performed sensitivity analysis regarding this input and the value of the Warrants was found to be as follows, using a 0.5 year decrease or 0.5 year increase in the term as of December 31 (in thousands):

	2015		2014
	+0.5	-0.5	+0.5	-0.5
Term	$1,253	$1,251	$1,141	$1,134

ALBIREO

Notes to the Consolidated Financial Statements

3.  Equipment

Equipment, net consisted of the following (in thousands):

	As of December 31,
	2015	2014
Cost:
Equipment cost as of January 1,	$152	$173
Additions	—	5
Exchange differences	(10)	(26)

Equipment cost as of December 31	142	152
Less:
Accumulated depreciation as of January 1	(100)	(92)
Amortization for the year	(15)	(21)
Exchange differences	7	13

Accumulated depreciation as of January 1	(108)	(100)

Total equipment, net	$34	$52

Depreciation expense for the years ended December 31, 2015 and 2014 was $15,000 and $21,000.

4.  Accrued expenses

Accrued expenses consist of the following (in thousands):

	As of December 31,
	2015	2014
Accrued bonuses	$392	$516
Accrued vacation pay	368	337
Accrued social security pay	150	135
Accrued interest	243	—
Accrued professional fees	758	299
Accrued development costs	665	93

Total accrued expenses	$2,576	$1,380

5.  Commitments and contingencies

Operating lease commitments

In July 2015, the Company entered into a month-to-month lease agreement for office space in Boston, Massachusetts.

In July 2014, the Company entered into a 36 month building lease for approximately 2,900 square feet of office space in Gothenburg, Sweden. The lease does not have stated escalating rent clauses, except for changes in the Swedish Consumer Price Index (CPI). The lease renews automatically for consecutive three-year terms, unless notice of nonrenewal is given by either party at least nine months prior to the end of the current term and subject to the Company’s right to terminate the lease at any time upon six months’ notice.

ALBIREO

Notes to the Consolidated Financial Statements

As of December 31, 2015, future minimum commitments under facility operating leases were $43,000.

Rent expense recognized under the Company’s operating lease was $93,000 and $99,000 for the years ended December 31, 2015 and 2014, respectively.

Agreements with CROs

As of December 31, 2015, the Company had various agreements with CROs for the conduct of specified research and development activities and, based on the terms of the respective agreements, may be required to make future payments of up to $462,000 upon the completion of contracted work.

Other Commitments

In connection with the spin-off from AstraZeneca in 2008 and associated transfer agreements, the Company became party to an assignment agreement between AstraZeneca and a named inventor on a patent related to elobixibat. In connection with this agreement, the inventor is entitled upon the initial launch of a pharmaceutical product that constitutes an IBAT-inhibitor in specified countries to a one-time “launch fee” payment of 4.0 million Swedish Krona ($0.5 million based on the Swedish Kronor to USD exchange rate at December 31, 2015).

6.  Employee benefits expense

The Company has defined contribution retirement benefit plans. The expenses for the Company’s employee benefits recognized in the Consolidated Statements of Operations were as follows (in thousands):

	Year Ended December 31,
	2015	2014
Wages and salaries	$2,306	$2,066
Social security expenses	299	299
Pension expenses – defined contribution plans	237	294

	$2,842	$2,659

7.  Net loss per ordinary share

Basic loss per share is calculated by dividing the profit (loss) attributable to equity holders of the Company by the weighted average number of ordinary shares issued during the year. Diluted net loss per ordinary share is computed giving effect to all potentially dilutive ordinary shares. As the Company had net losses for the years ended December 31, 2015 and 2014, all potentially dilutive ordinary shares were determined to be anti-dilutive.

The following table sets forth the computation of basic and diluted net loss per share (in thousands, except for share data):

	Year Ended December 31,
	2015	2014
Net loss	$(6,768)	$(6,404)

Weighted average number of ordinary shares in issue	3,794,303	3,794,303

ALBIREO

Notes to the Consolidated Financial Statements

The following outstanding ordinary share equivalents were excluded from the computation of diluted net loss per ordinary share for the periods presented because including them would have been anti-dilutive:

	Year Ended December 31,
	2015	2014
Convertible Preference Shares (on an as-converted basis)	39,354,000	39,354,000
Convertible Loans convertible to Convertible Preference Shares (on an as-converted basis)	2,532,000	719,000
Warrants to purchase Convertible Preference Shares (on an as-converted basis)	720,000	720,000

8.  Income taxes

For the years ended December 31, 2015 and 2014, the components of loss before income taxes were as follows (in thousands):

	Year Ended December 31,
	2015	2014
U.K.	$(1,362)	$(136)
Foreign	(5,406)	(6,268)

Total	$(6,768)	$(6,404)

The components of income tax (benefit) for the years ended December 31, 2015 and 2014 were as follows (in thousands):

	Year Ended December 31,
	2015	2014
Current tax expense:
U.K.	$—	$—
Foreign	3	—

Total	$3	$—

Deferred tax benefit:
U.K.	$—	$—
Foreign	(3)	—

Total	$(3)	$—

Total provision for income taxes	$—	$—

Effective tax rate	0%	0%

ALBIREO

Notes to the Consolidated Financial Statements

A reconciliation of the UK statutory income tax rate to the consolidated effective income tax rate was as follows:

	Year Ended December 31,
	2015	2014
U.K. statutory income tax rate	(20.3)%	(21.5)%
Permanent differences	2.2	(0.1)
Audit and other tax return adjustments.	—	0.1
Change in valuation allowance	18.1	22.0
Foreign tax rate differences	—	(0.5)

Effective income tax rate	0.0%	0.0%

Deferred taxes are recognized for temporary differences between the bases of assets and liabilities for financial statement and income tax purposes. The tax effect of temporary differences that give rise to significant portions of the deferred tax assets are as follows (in thousands):

	Year Ended December 31,
	2015	2014
Deferred tax assets:
Tax loss carryforwards	$2,740	$1,601
Accrual and reserves	19	21

Total gross deferred tax assets	2,759	1,622
Valuation allowance	(2,661)	(1,551)

Total deferred tax assets	98	71

Deferred tax liabilities:
Temporary difference on financial instruments	98	71

Total deferred tax liabilities	98	71

Net deferred tax assets	$—	$—

Total net deferred taxes are classified as follows (in thousands):

As of December 31,
	2015	2014
Current deferred tax assets	$—	$—
Current deferred tax liabilities	—	—
Non-current deferred tax assets	—	—
Non-current deferred tax liabilities	—	—

As of December 31, 2015, deferred tax assets related to net operating loss (NOL) carryforwards was $2.7 million, which may be used subject to certain limitations to offset future taxable income, if any. The net operating loss of $12.9 million was generated in various territories and will not expire. A valuation allowance of $2.7 million has been established on the NOL carry forward as it is uncertain as to whether future taxable income will be generated.

ALBIREO

Notes to the Consolidated Financial Statements

As of December 31, 2015, the consolidated tax loss carryforwards and reserved carryforwards are as follows (in thousands):

	Amount of carryforwards	Amount of reserved carryforwards
December 31, 2015	$12,864	$—

Uncertain tax positions

The Company recognizes tax liabilities when, despite the belief that its tax return positions are supportable, the Company believes that certain positions may not be fully sustained upon review by tax authorities. In each period, the Company assesses uncertain tax positions for recognition, measurement and effective settlement. Benefits from uncertain tax positions are measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement, which is the more likely than not recognition threshold. Where the Company has determined that its tax return filing position does not satisfy the more likely than not recognition threshold, the Company has recorded no tax benefit. Interest and penalties would be accrued on uncertain tax benefits recognized and included in Income tax expense. There have been no uncertain tax benefits recognized, or related interest or potential penalties, as of December 31, 2015 and 2014, respectively. The Company’s tax returns may be examined for certain tax jurisdictions back to December 31, 2010.

9.  Shareholders’ equity

The Company’s equity structure includes ordinary shares.

The different classes of shares carry different transfer rights and distribution rights as described in the Company’s articles of association.

Transfer rights include, for holders of Series B Convertible Preference Shares or Series C Convertible Preference Shares, but who are not holders of Series A Convertible Preference Shares or specified members of management, the right to transfer any shares held (where the holder is a company or other entity or investment vehicle) to its holding company or to any subsidiary of that holding company or to any entity or investment vehicle in which the holder, its holding company or any subsidiary of that holding company has a majority economic interest, or to any affiliate or (where the holder is an investment fund or investment fund manager or nominee thereof) to any successor investment fund, or investment manager of any nominee thereof or to the general partner of such fund (or, solely in connection with a dissolution, any participant or partner in such fund).

Distribution rights include the right to the distribution of income or capital of the Company, whether paid by way of dividend, a reduction of capital, as a consequence of a liquidation or otherwise, in accordance with the priorities established by the Company’s articles of association which include, but are not limited to, an initial preferred return in favor of the holders of Series C Convertible Preference Shares, preferred returns (conditional in certain respects) in favor of certain holders of ordinary shares, preferred returns in favor of holders of Series B Convertible Preference Shares and a preferred return in favor of holders of Series A Convertible Preference Shares.

Ordinary shares have voting rights of one vote per share.

All preferential income and capital rights granted shall terminate immediately prior to a Qualifying IPO, with any income or capital subsequently distributed to the holders of the ordinary shares in proportion to the

ALBIREO

Notes to the Consolidated Financial Statements

number of ordinary shares held. A Qualifying IPO has been defined in the articles of association as a fully underwritten IPO with a price per share representing a premoney valuation for the Company of at least $150 million or more, or the Euro equivalent, calculated on a fully diluted basis pursuant to which the Company receives gross proceeds of $40 million or more, or the Euro equivalent.

The following tables summarize the Company’s ordinary shares outstanding as of December 31, 2015 and 2014:

As of December 31, 2015
	Number of shares
Type of share	Authorized	Issued and Outstanding	Nominal value	Voting right	Book value
					(in thousands)
Ordinary shares	3,794,303	3,794,303	$0.013	1.00	$50

As of December 31, 2014
	Number of shares
Type of share	Authorized	Issued and Outstanding	Nominal value	Voting right	Book value
					(in thousands)
Ordinary shares	3,794,303	3,794,303	$0.013	1.00	$50

Ordinary shares are denominated in Euros at €0.01 per share.

10. Temporary equity

Temporary equity as of December 31, 2015 consisted of the following:

As of December 31, 2015
	Number of shares
Type of share	Authorized	Issued and Outstanding	Nominal value	Voting right	Book value
					(in thousands)
Series A Convertible Preference shares – voting	1,504,291	1,504,291	$0.013	1.00	$19
Series A Convertible Preference shares – nonvoting	3,175,074	3,175,074	0.013	—	43
Series B Convertible Preference shares – voting	35,394,635	34,674,635	0.013	1.00	458
Series C Convertible Preference shares – voting	4,871,080	—	0.013	1.00	—

Total	44,945,080	39,354,000			$520

ALBIREO

Notes to the Consolidated Financial Statements

Temporary equity as of December 31, 2014 consisted of the following:

As of December 31, 2014
	Number of shares
Type of	Authorized	Issued and Outstanding	Nominal value	Voting right	Book value
					(in thousands)
Series A Convertible Preference shares – voting	1,504,291	1,504,291	$0.013	1.00	$19
Series A Convertible Preference shares – nonvoting	3,175,074	3,175,074	0.013	—	43
Series B Convertible Preference shares – voting	35,394,635	34,674,635	0.013	1.00	458
Series C Convertible Preference shares – voting	2,282,284	—	0.013	1.00	—

Total	42,356,284	39,354,000			$520

Significant provisions of the convertible preference shares are as follows:

Voting—Each Series A, Series B and Series C Convertible Preference share is entitled to one vote per share on an as converted basis. Each Series A and Series B Convertible Preference share that is classified as nonvoting is not entitled to any voting rights.

Transfers—Shareholders in each class have certain transfer rights. Transfer rights include, for holders of Series B Convertible Preference Shares or Series C Convertible Preference Shares, but who are not holders of Series A Convertible Preference Shares or specified members of management, the right to transfer any shares held (where the holder is a company or other entity or investment vehicle) to its holding company or to any subsidiary of that holding company or to any entity or investment vehicle in which the holder, its holding company or any subsidiary of that holding company has a majority economic interest, or to any affiliate or (where the holder is an investment fund or investment fund manager or nominee thereof) to any successor investment fund, or investment manager of any nominee thereof or to the general partner of such fund (or solely in connection with a dissolution any participant or partner in such fund).

Conversion—Series A Convertible Preference shares have conversion rights that enable any holder of Series A shares to at any time to convert the whole or part of its holding into ordinary shares. In addition, upon notice by the holders of 65% of the outstanding voting preference shares, immediately prior to a Qualifying IPO or immediately prior to a sale of the Company, each Series A share shall automatically be converted into ordinary shares at a ratio of 1:1 (subject to adjustment in accordance with the anti-dilution mechanism provided for in the Company’s articles of association). The holders of Series B Convertible Preference Shares and Series C Convertible Preference Shares have conversion rights that are broadly equivalent to conversion rights of the holders of Series A Convertible Preference Shares as described in this paragraph.

Series A Convertible Preference shares have additional conversion rights whereby a holder of Series A shares, may at any time convert part of its holding of Series A voting Convertible Preference shares into a like number of equivalently paid Series A nonvoting Convertible Preference shares, provided such holder holds at least one Series A Convertible Preference Share (and vice versa).

Series B Convertible Preference shares also have additional conversion rights whereby a holder of the Series B shares, who is also a holder of Series A shares, may at any time convert part of its holding of Series B

ALBIREO

Notes to the Consolidated Financial Statements

voting Convertible Preference shares into a like number of equivalently paid Series B nonvoting Convertible Preference shares (and vice versa). All preferential income and capital rights granted to holders of convertible preference shares shall terminate immediately prior to a Qualifying IPO with any income or capital subsequently distributed to the holders of the ordinary shares in proportion to the number of ordinary shares held.

Dividends—Holders of Series A, Series B and Series C Convertible Preference shares are entitled to dividends in the same order of priority as would apply upon a liquidation, if and when declared by the Board. Certain of these rights were settled with the payment of a dividend in the cumulative amount of approximately $47 million (€36 million) in 2012. No dividends have been declared from December 21, 2012 through December 31, 2015.

Liquidation preferences—In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Series C Convertible Preference Shares are entitled to receive, prior and in preference to holders of ordinary shares and the holders of Series B and Series A Convertible Preference Shares, an amount per share calculated by reference to the subscription price paid. After this, certain holders of ordinary shares, subject to satisfaction of applicable conditions, are entitled to receive, prior and in preference to holders of Series B and Series A Convertible Preference Shares, fixed sums to be paid amongst those certain holders. Upon completion of the distribution to those certain holders of ordinary shares, holders of Series B Convertible Preference shares are entitled to receive prior and in preference to holders of Series A Convertible Preference Shares, amounts calculated by reference to a cumulative dividend at the annual rate of 8% of the original subscription price, from the date of issuance to December 1, 2012, and historic interest payments on related loan notes together with €1.00 for each such share held. Further preferential rights for determinable amounts are then reserved to holders of Series A Convertible Preference Shares, certain holders of ordinary shares and, finally, to holders of Series C, Series B and Series A Convertible Preference Shares and certain holders of ordinary shares, collectively. In each case entitlements of shareholders are calculated to take account of prior distributions that have been made, and are subject to the conditional and accelerated entitlements expressly provided for in the Company’s articles of association and the satisfaction of any declared but unpaid dividends. All remaining legally available assets of the Company are to be distributed holders of ordinary shares and Series C, Series B and Series A Convertible Preference Shares in proportion to the number of shares held (with the holders of convertible preference shares participating on an as converted basis).

Prior distributions (dividends, capital or otherwise) are taken into account when determining the rights of shareholders to participate in any distribution of income or capital. Certain of these rights were settled with the payment of a dividend in the cumulative amount of approximately $47 million (€36 million) in 2012. No dividends have been declared from December 21, 2012 through December 31, 2015.

11. Long-term debt

	Year Ended December 31,
	2015	2014
	(in thousands)
Long-term debt, including current portion:
Loan Facility	$4,421	$5,531
2014 Convertible Loans	933	998
2015 Convertible Loans	2,026	—

Total long-term debt	7,380	6,529
Less: current portion	(2,514)	(1,356)

Long-term debt	$4,866	$5,173

ALBIREO

Notes to the Consolidated Financial Statements

2015 Convertible Loans

On October 1, 2015, the Company entered into a loan agreement with certain of its shareholders and their affiliates and members of management and executed a related convertible loan instrument, which provided 5,000,000 $1.00 unsecured convertible loan notes (the 2015 Convertible Loans), denominated in USD. The Company issued a portion of the 2015 Convertible Loans at a par value of $3.5 million to certain of its shareholders and their affiliates and members of management, including some considered to be related parties. Interest accrues at a rate of 8% per annum. Interest becomes payable on any of the outstanding 2015 Convertible Loans notes shortly after maturity or, if the principal amount is converted into shares, shortly after the later of such conversion into shares or repayment of the Loan Facility. The 2015 Convertible Loans mature on September 30, 2020 and can be repaid earlier if approved by a qualifying majority of the members of the Board and if the Loan Facility has been repaid in full. As of December 31, 2015, the amount of 2015 Convertible Loans outstanding was $3.5 million and the remaining borrowing capacity under the loan agreement was $1.5 million.

The 2015 Convertible Loans are convertible into Series C Convertible Preference shares at $1.9314 per share or into new shares issued as part of a fundraising in which the Company receives proceeds of at least $3.0 million (conversion feature), in either case with the approval of a qualifying majority of the members of the Board. In the event of a fundraising, a qualifying majority of the members of the Board can require that all 2015 Convertible Loans convert into new shares (being the class of shares issued as part of the fundraising) at a 20% discount to the average price per share paid by investors in the fundraising (redemption feature). The noteholders have the right to request conversion any time after June 30, 2016. These features were concluded to be a derivative and separately accounted from the 2015 Convertible Loans. An allocation of the net proceeds of the 2015 Convertible Loans was made to recognize the derivative liabilities at their fair value at the date of issuance. The amount allocated to the derivative liabilities was $1.5 million and recognized as a non-current liability. See Note 12 for discussion of Derivatives and Note 2 for discussion of Fair Value of Financial Instruments.

The 2015 Convertible Loans are accounted for in accordance with ASC Subtopic 470-20, “Debt with Conversion and Other Options.” Under the current accounting guidance, the Company bifurcated the conversion feature of the 2015 Convertible Loans from the debt instrument, classified the conversion feature as a derivative liability and accretes the resulting debt discount as interest expense using the effective interest rate method over the contractual term of the 2015 Convertible Loans. The effective interest rate is 18.3% per annum.

As of December 31, 2015, the remaining debt discounts associated with 2015 Convertible Loans was $1.5 million, and expected to be accreted to the balance of the 2015 Convertible Loans over the remaining term. The accretion of the debt discount has been recognized in Interest expense in the amount of $22,000 for the years ended December 31, 2015. See Note 12 for discussion of Derivatives and Note 2 for discussion of Fair Value of Financial Instruments.

Transaction costs incurred to obtain the 2015 Convertible Loans were $72,000, of which $41,000 was allocated to Long-term debt and $31,000 to the derivative liabilities. The transaction costs allocated to the derivative liabilities were recognized in Other Income (Expense), net in the Consolidated Statement of Operations for the year ended December 31, 2015. The transaction costs recognized as part of the Long-term debt is being accreted to Interest expense using the effective interest method over the stated term of the 2015 Convertible Loans. See Note 12 for discussion of Derivatives and Note 2 for discussion of Fair Value of Financial Instruments.

2014 Convertible Loans

On December 17, 2014, the Company executed a convertible loan instrument, which provided 1,251,000 €1.00 unsecured convertible loan notes (2014 Convertible Loans), denominated in Euros, and was subsequently

ALBIREO

Notes to the Consolidated Financial Statements

amended on October 1, 2015. The Company issued the full amount of the 2014 Convertible Loans at a par value of €1.3 million to certain of its shareholders and their affiliates, including some considered to be related parties. The amounts outstanding as of December 31, 2015 and 2014 were $1.4 million (€1.3 million) and $1.5 million (€1.3 million), respectively. Interest accrues at 8% annual rate of simple interest for the number of days the notes are outstanding (based on a 365-day year). Interest becomes payable on any of the outstanding 2014 Convertible Loans shortly after the maturity or , if the principal amount is converted into shares, shortly after the later of such conversion into shares or repayment of the Loan Facility. The 2014 Convertible Loans mature December 18, 2019 and can be repaid earlier at their nominal value of €1.3 million if approved by a qualifying majority of the members of the Board and the Loan Facility has been repaid in full.

The 2014 Convertible Loans can be converted into Series C Convertible Preference shares at the rate of €1.74 ($1.90 as of December 31, 2015) per share or into new shares issued as part of a fundraising, which is defined as the Company raising at least €5.0 million from the issue of shares (conversion feature), in either case with the prior consent of a qualifying majority of the members of the Board. In the event of a fundraising, a qualifying majority of the members of the Board can require that all 2014 Convertible Loans convert into new shares at a price that is at a 20% discount to the average price per new share being paid by investors in the fundraising (redemption feature). These features were concluded to be a derivative and separately accounted from the 2014 Convertible Loans. An allocation of the net proceeds of the 2014 Convertible Loans was made to recognize the derivative liabilities at their fair value at the date of issuance. The amount allocated to the derivative liabilities was $0.5 million (€0.4 million) and recognized as a Non-current liability. The derivative liabilities were recorded as a non-current liability as the conversion is contingent upon Board approval. See Note 12 for discussion of Derivatives and Note 2 for discussion of Fair Value of Financial Instruments.

The 2014 Convertible Loans are accounted for in accordance with ASC Subtopic 470-20, “Debt with Conversion and Other Options.” Under the current accounting guidance, the Company bifurcated the conversion feature of the 2014 Convertible Loans from the debt instrument, classified the conversion feature as a derivative liability and accretes the resulting debt discounts as interest expense using the effective interest rate method over the contractual term of the 2015 Convertible Loans. The effective interest rate is 15.3% per annum.

As of December 31, 2015 and 2014, the remaining debt discounts associated with 2014 Convertible Loans were $0.4 million (€0.4 million) and $0.5 million (€0.4 million), respectively, and expected to be accreted to the balance of the 2014 Convertible Loans over the remaining terms. The accretion of the debt discount has been recognized in Interest expense in the amount of $39,000 and $1,000 in the years ended December 31, 2015 and 2014, respectively. See Note 12 for discussion of Derivatives and Note 2 for discussion of Fair Value of Financial Instruments.

Transaction costs incurred to obtain the 2014 Convertible Loans were $58,000, of which $39,000 was allocated to Long-term debt and $19,000 to the derivative liabilities. The transaction costs allocated to the derivative liabilities were recognized in Other Income (Expense), net in the Consolidated Statement of Operations in the year ended December 31, 2014. The transaction costs recognized as part of the Long-term debt is being accreted to Interest expense using the effective interest method over the stated term of the 2014 Convertible Loans. See Note 12 for discussion of Derivatives and Note 2 for discussion of Fair Value of Financial Instruments.

Loan Facility

On December 18, 2014, the Company executed a loan agreement with Kreos UK (Loan Facility). Under the terms of the Loan Facility, the Company borrowed €6.0 million ($7.3 million), with an outstanding balance due of €4.9 million ($5.3 million) as of December 31, 2015 and €6.0 million ($7.3 million) as of December 31,

ALBIREO

Notes to the Consolidated Financial Statements

2014, and an additional discount recognized of €0.7 million ($0.7 million) and €1.3 million ($1.6 million), respectively. The Loan Facility has a term of 36 months with principal and interest payable monthly, after a six month initial interest only period, at an annual rate of 11.5%. In addition, the Company is required to make an end-of-loan payment equal to 1.25% of the amounts lent by Kreos UK. The Company drew down the full €6.0 million with €0.2 million ($0.3 million) held back by Kreos UK from the proceeds received as an upfront payment of the principal on December 18, 2014. The Company paid $1.2 million in principal and $0.8 million in interest for the year ended December 31, 2015.

The Company has the option to redeem all outstanding amounts. Upon the occurrence of a sale or a change of control, the Company shall redeem the principal, accrued interest and other fees, and remaining interest payments calculated until the end of the term, discounted by 5%.

Parent has pledged its shares in Albireo AB and has granted a debenture (incorporating fixed and floating charges) over its assets by way of security for the obligations it owes under the Loan Facility.

The Loan Facility is guaranteed by Elobix AB and Albireo AB as principal obligors who have severally agreed to indemnify and keep indemnified Kreos UK in full and on demand from and against all and any losses, costs, claims, liabilities, damages, demands and expenses suffered or incurred by the Kreos UK arising out of, or in connection with, any failure of the Company to perform or discharge any of its obligations or liabilities.

In addition, Elobix AB and Albireo AB have agreed to pledge the following:

•	Albireo AB shares in Elobix AB

•	Albireo AB bank accounts

•	Albireo AB A4250 patents

•	Elobix elobixibat patents

•	Elobix bank accounts

Although the bank accounts of Albireo AB and Elobix AB were pledged, Albireo AB and Elobix AB are not restricted from using the cash for working capital requirements.

Subsequently, on February 4, 2016, the Company pledged its present and future rights to fees, royalties and other payments due and payable any time under its license agreement with EA Pharma to Kreos UK in support of the Loan Facility. See Note 13 for further discussion.

In connection with the Loan Facility, the Company issued to Kreos Capital detachable warrants with a right to acquire shares at 720,000 Euro which have been fair valued as of the balance sheet date at $1.2 million (the Warrants) to purchase certain shares of the Company’s stock under specific circumstances as follows:

Pre-IPO at Kreos Capital’s election:

•	Series B Convertible Preference shares at €1.00 ($1.22) per share;

•	Series C Convertible Preference shares at €1.74 ($2.12) per share, or any lower price subsequently paid for this class of share by an investor, or

ALBIREO

Notes to the Consolidated Financial Statements

•	Any new class of share issued on a financing round greater than €5.0 million ($6.1 million) at the lowest price per share paid by an investor.

Post-IPO:

•	Ordinary shares at the listing price per share.

Because the amount of shares will be variable upon the exercise of the Warrants, the Company determined that the Warrants are a liability under ASC 480 and are required to be measured at fair value. The fair value of the Warrants liability is required to be re-measured at each reporting period end with changes in fair value recognized in the Consolidated Statements of Operations. The maximum number of underlying preference shares, which could be obtained through exercise and in turn converted into ordinary shares, was 720,000 shares as of both December 31, 2015 and 2014. The maximum number of underlying preference shares may change if there is an issuance of new shares and the Board approves an adjustment.

Transaction costs were allocated based on the amounts of the Loan Facility and the fair value of the Warrants. Transaction costs allocated to the Loan Facility were $0.4 million and transaction costs allocated to the Warrants were $70,000. The portion of the transaction costs allocated to the fair value of the Warrants was immediately expensed because the fair value of the Warrants is accounted for at fair value through the Company’s statements of comprehensive loss. For the portion of transaction costs that are allocated to the Loan Facility, the transaction costs are deducted from the carrying amount of the Loan Facility and along with the fair value of the Warrants, which represent a discount to the Loan Facility, are then accreted to the Statement of Comprehensive Loss over the term using effective interest rate method. The effective interest rate was 27.1% per annum. The discount is being amortized over the loan term of 36 months. Interest expense included $0.7 million and $26,000 of discount amortization for the years ended December 31, 2015 and 2014, respectively.

The following is a list of annual principal maturities of the Long-term debt for year ended December 31, 2015 (in thousands):

Year ended December 31,	Amount
2016	$2,514
2017	2,819
2018	—
2019	1,365
2020	3,501

Total cash payments	$10,199

ALBIREO

Notes to the Consolidated Financial Statements

12.  Derivatives

The following disclosures summarize the fair value of derivative instruments not designated as hedging instruments in the Consolidated Balance Sheets and the effects of changes in fair value related to those derivatives instruments on the Consolidated Statements of Operations (in thousands):

		Year Ended December 31,
Derivative Instruments Not Designated as Hedging Instruments	Balance Sheet Location	2015	2014
Derivative liabilities	Non-current liabilities	$2,047	$486
Warrants liability	Current liabilities	1,163	1,141

		Year Ended December 31,
Effect of Derivative Instruments Not Designated as Hedging Instruments	Location of Gains (Losses) Recognized	2015	2014
Derivative liabilities	Non-operating income (expense)	$(172)	$—
Warrants liability	Non-operating income (expense)	(148)	—

The derivative liabilities related to the conversion feature embedded in the 2014 Convertible Loans and 2015 Convertible Loans have been separately recognized at their fair value. The Company determined that embedded features met the definition of a derivative and was required to be recorded at fair value at issuance and will be re-measured each reporting period thereafter.

13.  Subsequent events

Modification of Loan Facility

On February 4, 2016, the Company entered a Deed of Variation related to its Loan Facility. The terms of the Deed of Variation change the timing of principal payments during the term of the Loan Facility and add fees of $0.5 million to be paid over the last 18 months of the term. The total principal due under the Loan Facility, the maturity date and the stated interest rate all remained unchanged. In connection with the Deed of Variation, the Company also pledged its present and future rights to fees, royalties and other payments due and payable any time under its license agreement with EA Pharma to Kreos UK in support of the Loan Facility.

The Company accounted for the change in the payment schedule in accordance with ASC 470-50, “Modifications and Extinguishments,” as there were no concessions granted to the Company by the holders of the Loan Facility and the difference in cash flows between the original and amended loans did not change by more than 10% per holder. As a result of the modification, the changes were accounted for as a modification and accounted for prospectively.

Option Plan

On March 18, 2016, Parent (i) adopted a share option plan providing for the grant of share options to employees, consultants, officers and directors of any of the Company’s entities (the Option Plan), and (ii) entered into a warrant instrument (the 2016 Warrant Instrument) providing for the offer and issuance of warrants (2016 Warrants) and Ordinary A Shares in lieu of 2016 Warrants.

ALBIREO

Notes to the Consolidated Financial Statements

The terms of the Option Plan and the 2016 Warrant Instrument were subsequently amended by the Company on April 18, 2016.

The Option Plan and the 2016 Warrant Instrument, as amended, together provide for subscription rights over an aggregate amount of no more than 8,325,188 Ordinary A Shares of €0.01 each, or, in the event that Parent’s entire issued share capital is at any time comprised of a single class of share, that class of share.

Pursuant to the terms of the amended Option Plan and 2016 Warrant Instrument, as of May 4, 2016, the Parent had issued or granted: 1,581,785 warrants to purchase Ordinary A Shares at a subscription price of €0.06 per Ordinary A Share; 527,262 Ordinary A Shares at a subscription price of €0.06 per Ordinary A Share; and options to purchase 3,524,329 Ordinary A Shares at an exercise price of €0.06 per Ordinary A Share.

Amendment to License Agreement with EA Pharma

In April 2016, the Company signed an amendment to its license agreement with EA Pharma concerning the development and commercialization of elobixibat in Japan and certain other Asian countries. Under the amended terms, the Company received a one-time non-refundable payment of $8.0 million and is eligible to receive up to approximately €16.5 million ($18.0 million based on the Euro to USD exchange rate at December 31, 2015) in additional milestone payments. The amount of additional milestone payments that the Company receives, if any, depends on the timing and achievement of specified regulatory events relating to elobixibat. The likelihood that the Company will achieve any particular milestone event with respect to elobixibat in any particular period, or at all, is uncertain, and the Company may not earn any future milestone payment with respect to elobixibat in any particular period, or ever. In addition, if regulatory approval is achieved for elobixibat in any country in EA Pharma’s licensed territory, the Company is eligible to receive royalties on future product sales and up to ¥3.5 billion ($29.1 million based on the Japanese Yen to USD exchange rate at December 31, 2015) if specified sales milestones are achieved.

Share Exchange Agreement with Biodel

On May 24, 2016, Biodel, Parent and security holders of Parent entered into a definitive share exchange agreement. As part of the transaction, a syndicate of existing Company investors has committed to subscribe for Series C Convertible Preference Shares for a total investment of $10.0 million prior to the closing of the transaction, contingent upon approval of the transaction by Biodel stockholders.

Under the terms of the share exchange agreement, Parent’s shareholders have agreed to exchange their shares for newly issued shares of Biodel common stock. Holders of Biodel securities are expected to own approximately one-third, and holders of the Parent’s securities are expected to own approximately two-thirds, of the combined company, subject to certain adjustments based on net cash of Biodel and the Company prior to closing. The transaction is subject to the approval of the stockholders of Biodel and other customary closing conditions.

ALBIREO

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	(Unaudited) June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$6,250	$5,120
Trade receivables	24	1,272
Prepaid expenses and other assets	48	346
Other receivables	332	202

Total current assets	6,654	6,940
Equipment, net	29	34

Total assets	$6,683	$6,974

LIABILITIES, CONVERTIBLE PREFERENCE SHARES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Trade payables	$1,114	$1,929
Accrued expenses	4,691	2,576
Advances from licensees	37	37
Long-term debt, current portion	2,783	2,514
Warrants liability	423	1,163
Other liabilities	40	63

Total current liabilities	9,088	8,282
Long-term debt	4,522	4,866
Share-based compensation liability	55	—
Derivative liabilities	2,224	2,047

Total liabilities	15,889	15,195

Temporary Equity:

Convertible preference shares, $0.013 par value per share — 44,945,080 shares authorized at June 30, 2016 and December 31, 2015; 39,354,000 shares issued and outstanding at June 30, 2016 and December 31, 2015	520	520

Shareholders’ equity (deficit):
Ordinary shares, $0.013 par value per share — 3,794,303 shares authorized, issued and outstanding at June 30, 2016 and December 31, 2015; and ordinary A shares, $0.013 par value per share — 8,325,188 shares authorized at June 30, 2016 and 0 shares authorized at December 31, 2015; 527,262 and 0 shares issued and outstanding at June 30, 2016 and December 31, 2015	56	50
Additional paid in capital	68	—
Accumulated other comprehensive income	845	804
Accumulated deficit	(10,695)	(9,595)

Total shareholders’ deficit	(9,726)	(8,741)

Total liabilities, convertible preference shares and shareholders’ deficit	$6,683	$6,974

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

ALBIREO

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$7,973	$49	$8,097	$105
Operating expenses:
Research and development	2,713	1,332	4,310	2,579
General and administrative	3,028	193	4,334	835
Other (income) expense, net	290	(314)	135	(205)

Total operating expenses	6,031	1,211	8,779	3,209

Operating income (loss)	1,942	(1,162)	(682)	(3,104)
Interest expense, net	(512)	(385)	(1,038)	(796)
Non-operating income (expense)	709	(67)	620	(350)

Net income (loss) before income taxes	2,139	(1,614)	(1,100)	(4,250)
Income tax	—	—	—	—

Net income (loss)	$2,139	$(1,614)	$(1,100)	$(4,250)

Net income (loss) per share attributable to holders of ordinary shares and holders of ordinary A shares:
Basic	$0.52	$(0.43)	$(0.28)	$(1.12)

Diluted	$0.05	$(0.43)	$(0.28)	$(1.12)

Weighted-average shares used in computing net income (loss) per share attributable to holders of ordinary shares and holders of ordinary A shares:
Basic	4,120,976	3,794,303	3,959,435	3,794,303

Diluted	44,307,992	3,794,303	3,959,435	3,794,303

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

ALBIREO

Condensed Consolidated Statements of Comprehensive Income (Loss)

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss)	$2,139	$(1,614)	$(1,100)	$(4,250)
Other comprehensive income (loss):
Foreign currency translation adjustment	380	(311)	41	67

Total other comprehensive income (loss)	380	(311)	41	67

Total comprehensive income (loss)	$2,519	$(1,925)	$(1,059)	$(4,183)

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

ALBIREO

Condensed Consolidated Statements of Convertible Preference Shares and Shareholders’ Deficit

(in thousands, except share amounts)

(Unaudited)

	Convertible Preference Shares		Ordinary Shares		Additional Paid-In Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance—January 1, 2015	39,354,000	$520	3,794,303	$50	$—	$451	$(2,827)	$(2,326)
Other comprehensive income	—	—	—	—	—	353	—	353
Net loss	—	—	—	—	—	—	(6,768)	(6,768)

Balance—December 31, 2015	39,354,000	520	3,794,303	50	—	804	(9,595)	(8,741)
Issuance of ordinary A shares	—	—	527,262	6	29	—	—	35
Issuance of warrants	—	—	—	—	39	—	—	39
Other comprehensive income	—	—	—	—	—	41	—	41
Net loss	—	—	—	—	—	—	(1,100)	(1,100)

Balance—June 30, 2016	39,354,000	$520	4,321,565	$56	$68	$845	$(10,695)	$(9,726)

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

ALBIREO

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(1,100)	$(4,250)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of debt discount and issuance costs	557	375
Depreciation and amortization	7	8
Change in fair value of financial instruments	(620)	350
Share-based compensation expense	55	—
Changes in operating assets and liabilities:
Trade receivables	1,248	(14)
Prepaid expenses and other current assets	298	44
Other receivables	(130)	(12)
Advances from licensees	—	(37)
Trade payables	(815)	(106)
Accrued expenses	2,115	(164)
Other liabilities	(23)	7

Net cash provided by (used in) operating activities	1,592	(3,799)

Cash flows from investing activities:
Purchase of property, plant and equipment	(3)	—

Net cash used in investing activities	(3)	—

Cash flows from financing activities:
Payments of principal on borrowings	(709)	—
Proceeds from issuance of ordinary A shares	35	—
Proceeds from issuance of warrants, net of issuance costs	39	—

Net cash used in financing activities	(635)	—

Effect of exchange rate changes on cash and cash equivalents	176	(611)

Net increase (decrease) in cash and cash equivalents	1,130	(4,410)
Cash and cash equivalents—beginning of period	5,120	8,175

Cash and cash equivalents—end of period	$6,250	$3,765

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$—	$—

Cash paid for interest	$283	$445

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1.  Summary of significant accounting policies and basis of presentation

Organization

Albireo Limited (Parent) is a limited company domiciled in London, United Kingdom (UK), with its registered offices in 100 Victoria Embankment, London. As of June 30, 2016, the Parent has three direct or indirect subsidiaries: Albireo AB and Elobix AB, which are based in Gothenburg, Sweden, and Albireo Inc., which is based in Boston, Massachusetts. The Parent and its three subsidiaries are individually and collectively referred to herein as the Company.

The Company is a clinical-stage biopharmaceutical company focused on the development of novel bile acid modulators to treat orphan pediatric liver diseases and other liver and gastrointestinal diseases and disorders. The Company was spun out of AstraZeneca in 2008, and its clinical pipeline includes two Phase 2 product candidates and one Phase 3 product candidate. A4250, the Company’s lead product candidate, in development for the potential treatment of orphan pediatric liver diseases, is currently being studied in a Phase 2 clinical trial in children with chronic cholestasis.

On May 24, 2016, Biodel Inc. (Biodel), Parent and security holders of Parent entered into a definitive share exchange agreement. Under the terms of the share exchange agreement, Parent’s shareholders have agreed to exchange their shares for newly issued shares of Biodel common stock. Holders of Biodel securities are expected to own approximately one-third, and holders of the Parent’s securities are expected to own approximately two-thirds, of the combined company, subject to certain adjustments based on net cash of Biodel and the Company prior to closing. The transaction is subject to the approval of the stockholders of Biodel and other customary closing conditions.

Basis of presentation

As of June 30, 2016, the Company has generated an accumulated deficit of approximately $10.7 million and a working capital deficit of $2.4 million and the Company expects to incur significant expenses and negative cash flows for the foreseeable future. Based on the Company’s operating plans, existing working capital at June 30, 2016 is not sufficient to sustain operations for 12 months from the date these financial statements are issued. The Company believes that it will be able to obtain additional working capital through arrangements to fund operations. However, there can be no assurance that such additional financing, if available at all, can be obtained on terms acceptable to the Company. If the Company is unable to obtain such additional financing, the Company will need to reevaluate future operating plans. Accordingly, there is substantial doubt regarding the Company’s ability to continue as a going concern.

The accompanying financial statements have been prepared in conformity with U.S. GAAP (see —“Principles of Consolidation” below), which contemplate continuation of the Company as a going concern. The Company expects to incur further losses over the next several years as it develops its business, has not established a source of revenues sufficient to cover its operating costs, and as such, has been dependent on funding operations through the issuance of debt, the sale of equity securities and license agreements.

The Company maintained cash and cash equivalents of $6.3 million at June 30, 2016. During the six months ended June 30, 2016, the Company entered into the following arrangements which either have a direct impact on cash availability or may provide a source of cash to the Company in the future:

•	In February 2016, the Company entered into an amendment to a loan agreement (Loan Facility) with Kreos Capital IV (UK) Limited (Kreos UK) to reduce principal repayments for a period of 6 months.

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

•	In April 2016, the Company entered into an amendment to its license agreement with EA Pharma Co., Ltd. (EA Pharma, formerly Ajinomoto Pharmaceuticals Co., Ltd.) concerning the development and commercialization of elobixibat by EA Pharma in Japan and certain other Asian countries, resulting in a renegotiated payment stream that included a nonrefundable one-time payment to the Company of $8.0 million and certain changes to future contingent milestones and reductions in future royalties receivable by the Company.

As of August 15, 2016, the Company had cash and cash equivalents of $3.6 million. At the date these financial statements are issued, the Company’s committed funds comprise cash and cash equivalents and future access to $1.5 million in cash via an October 2015 convertible loan agreement. The Company estimates that its currently committed funds will be sufficient to fund its operations through November 2016.

Additionally, the Company has entered into the following arrangements which may provide additional sources of cash to the Company in the future:

•	In May 2016, Parent entered into a definitive share exchange agreement with Biodel Inc. (Biodel) and security holders of Parent. As part of the transaction contemplated by the share exchange agreement, a syndicate of existing Company investors has committed to subscribe for Series C Preference Shares for a total investment of $10.0 million prior to the closing of the transaction. Additionally, the Company will have access to the Biodel net cash on hand at closing of the transaction, which is expected to be at least $20.0 million. Closing of the transaction is subject to the approval of the stockholders of Biodel and other customary conditions.

•	The Company anticipates that the contingent investor subscription proceeds of $10.0 million, plus the expected Biodel net cash on hand upon closing of the transaction of at least $20.0 million, plus the Company’s existing committed funds discussed above, will be sufficient to fund its operations beyond 12 months from the date these financial statements are issued.

•	The Company anticipates receiving a milestone payable if EA Pharma makes an internal decision to proceed with a new drug application for elobixibat in Japan. While the Company has no control over whether the condition to that milestone payment will be met or the timing of any such payment, management anticipates that the internal decision by EA Pharma whether to proceed with a new drug application for eloxibat in Japan will occur in the second half of 2016.

The Company must raise additional capital to fund its continued operations and may not be successful in its efforts to raise additional funds or achieve profitable operations. Amounts raised are intended to be used for further development of the Company’s product candidates and for other working capital purposes. Even if the Company is able to raise additional funds through the sale of its equity securities, loans from financial institutions or from commercialization of its assets, the Company’s cash needs could be greater than anticipated in which case it could be forced to raise additional capital.

At the present time, the Company has no commitments for any additional financing, except for the $1.5 million outstanding under the October 2015 convertible loan agreement referenced above. In addition, the potential Series C Convertible Preference Share financing is dependent on the transaction with Biodel, which is subject to the approval of the Biodel stockholders and other customary conditions. There can be no assurance that, if needed, additional capital will be available to the Company on commercially acceptable terms or at all. If the Company cannot obtain the needed capital, it may not be able to become profitable and may have to curtail or cease its operations. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Principles of consolidation

The accompanying condensed consolidated financial statements include the accounts of Parent (Albireo Limited) and its direct or indirect wholly owned subsidiaries, Albireo AB, Elobix AB and Albireo, Inc. All intercompany balances and transactions have been eliminated in consolidation. These consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States (U.S. GAAP). Any reference in these notes to applicable guidance is meant to refer to the authoritative U.S. GAAP as found in the Accounting Standards Codification (ASC) and Accounting Standards Update (ASU) of the Financial Accounting Standards Board (FASB).

Foreign currency translation

Functional and presentation currency

Items included in the financial statements of each of the Company’s entities are measured using the currency of the primary economic environment in which the entity operates (the functional currency). The functional currencies for Parent and Albireo AB, Elobix AB and Albireo, Inc. are the Euro, Swedish Krona, the Euro and the U.S. Dollar (USD), respectively. The Company consolidates in Euro and then the consolidated financial statements are translated to USD for external reporting, which is the Company’s presentation currency. The Company has elected USD as the presentation currency for ease of comparability throughout the industry.

Transactions and balances

Foreign currency transactions in each of the Company’s entities are translated into the functional currency of the entity using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized within Other income (expense), net in the Condensed Consolidated Statements of Operations.

The results and financial position of the Company and its subsidiaries that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

a.	assets and liabilities presented are translated at the closing rate as of June 30, 2016 and December 31, 2015;

b.	income and expenses for each statement of comprehensive loss are translated at annual average exchange rates that are relevant for the respective period reported, and

c.	all resulting exchange differences arising from such translation are recognized directly in other comprehensive loss and presented as a separate component of equity.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management must apply significant judgment in this process. Actual results could materially differ from those estimates.

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Segment information

For management purposes, the Company is managed and operated as one business unit which reflects the organizational structure and internal reporting of the Company. The Company’s chief operating decision maker, determined to be the Chief Executive Officer (CEO), manages the Company’s operations on an integrated basis for the purpose of allocating resources and evaluating performance. No separate lines of business or separate business entities have been identified with respect to any product candidate or geographical market and one operating segment is currently disclosed in the Company’s internal reporting.

Accordingly, the Company has one reporting segment which is the research and development of novel treatments for liver and gastrointestinal diseases and disorders.

Cash and cash equivalents

The Company considers all short-term highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents.

Concentration of risk

Credit risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. For banks and financial institutions, only independent financial institutions with high credit ratings are engaged. The Company’s license agreements are with established and reputable pharmaceutical companies and, historically, the Company has not needed to impair accounts receivable.

Concentration of revenue and accounts receivable

The Company generally does not require collateral or other security in support of accounts receivable. Allowances are provided for individual accounts receivable when the Company becomes aware of a customer’s inability to meet its financial obligations, such as in the case of bankruptcy, deterioration in the customer’s operating results or change in financial position. If circumstances related to a customer change, estimates of the recoverability of receivables would be further adjusted. The Company also considers broad factors in evaluating the sufficiency of its allowances for doubtful accounts, including the length of time receivables are past due, significant one-time events, creditworthiness of customers and historical experience. There is no allowance for doubtful accounts as of June 30, 2016 or December 31, 2015.

Equipment, net

Equipment is stated at historical cost less depreciation and consists of computers, furniture and fixtures, and other equipment. Depreciation is computed using a straight-line method over the estimated useful lives, determined to be five years. Computers and other equipment purchased for less than $2,000 or the equivalent thereof are expensed immediately.

Gains and losses on disposals of equipment are determined by comparing the proceeds with the carrying amount and are recognized within Other Income (Expense), net in the Condensed Consolidated Statements of Operations.

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Impairment of long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. In such instances, the recoverability of assets to be held and used is measured first by a comparison of the carrying amount of an asset group to future undiscounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, an impairment loss would be recognized if the carrying amount of the asset exceeds the fair value of the asset. There were no impairments recorded for the three months or six months ended June 30, 2016 and 2015.

Research and development expenses

Research and development costs are expensed as incurred and include primarily salaries, benefits and other staff-related costs; clinical trial and related clinical manufacturing costs; contract services and other outside costs.

The Company’s preclinical studies and clinical trials are performed by third-party contract research organizations (CROs). Some of these expenses are billed monthly for services performed, while others are billed based upon milestones achieved. For preclinical studies, the significant factors used in estimating accruals include the percentage of work completed to date and contract milestones achieved. For clinical trial expenses, the significant factors used in estimating accruals included the number of patients enrolled and percentage of work completed to date or contract milestones achieved. The Company’s estimates are highly dependent upon the timeliness and accuracy of the data provided by the respective CROs regarding the status of the contracted activity, with adjustments made when deemed necessary.

Revenue recognition

Revenue is generated from the receipt of upfront or license fees, milestone payments and payments for procurement services that are made pursuant to out-licensing or related supply agreements.

Where an out-licensing arrangement of the Company involves the provision of multiple elements that may contain different remuneration arrangements such as upfront payments, milestone payments or product sales, the arrangement is assessed to determine whether separate delivery of the individual elements of such arrangement comprises more than one unit of accounting. The delivered elements are separated if (a) they have value to the licensee on a stand-alone basis, (b) there is objective and reliable evidence of the fair value of the undelivered element(s) and (c) if the arrangement includes a general right of return relative to the delivered element(s), delivery or performance of the undelivered element(s) is considered probable and is substantially in the control of the Company. Allocation of revenue to the different elements that require separate accounting is based on the separate selling prices determined for each component, and total consideration is then allocated pro rata across the components of the arrangement. If separate selling prices are not available, the Company will use its best estimate of such selling prices, consistent with the overall pricing strategy and relevant market factors.

The Company has determined that each element of its out-licensing agreements is a separate and distinct unit of accounting and as such the fair value of each element has been subscribed and recognized as follows:

•	Nonrefundable upfront payments received from the Company’s out-licensing agreements relating to technical expertise and intellectual property are recognized in income if all rights relating to the intellectual property and all obligations resulting from them have been relinquished under the contract terms and the Company has no continuing material obligation to perform under the agreement. However, if rights to the intellectual property continue to exist or obligations resulting from them have yet to be fulfilled, the payments received would be deferred until all rights and obligations have been fulfilled.

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

•	Nonrefundable payments that are linked to the achievement of significant and substantive development or regulatory milestones in the research and development process are recognized as revenue upon the achievement of the specified milestone.

•	Revenue and costs associated with procurement services associated with pharmaceutical ingredients are recognized net in revenue when title and risk of loss of the pharmaceutical ingredients have passed to the licensee as the Company is not the primary obligor.

As of June 30, 2016, the Company had a license agreement with EA Pharma, entered into in 2012, to develop a select product candidate for registration and subsequent commercialization in select markets. The Company satisfied its material performance obligations under the agreement in 2012, upon the delivery of technical expertise and intellectual property rights to EA Pharma.

In March 2015, a second licensee of the Company (Ferring International Center S.A., or Ferring) gave notice of termination of its license agreement with the Company. The termination eliminated any prospect of future contingent income under that license agreement. There was no refund of the upfront license fee or milestone fees received by the Company through the date of termination, in accordance with the agreement.

Payments resulting from procurement services are recognized as the activities are performed and are presented on a net basis. Revenue is recorded on a net basis because the Company acts as an agent, as it does not have discretion to change suppliers and does not perform any part of the services or manufacture of the subject pharmaceutical ingredients. The costs associated with these activities are netted against the related revenue in the Condensed Consolidated Statements of Operations.

For certain contingent payments under research and development arrangements, the Company recognizes revenue using the milestone method. Under the milestone method, a payment that is contingent upon the achievement of a substantive milestone is recognized in its entirety in the period in which the milestone is achieved. A milestone is an event: (i) that can be achieved based in whole or in part on either the Company’s performance or on the occurrence of a specific outcome resulting from the Company’s performance, (ii) for which there is substantive uncertainty at the date the arrangement is entered into that the event will be achieved and (iii) that would result in additional payments being due to the Company. The determination that a milestone is substantive requires estimation and judgment and is made at the inception of the arrangement. Milestones are considered substantive when the consideration earned from the achievement of the milestone is: (i) commensurate with either the Company’s performance to achieve the milestone or the enhancement of value of the item delivered as a result of a specific outcome resulting from the Company’s performance to achieve the milestone, (ii) relates solely to past performance and (iii) reasonable relative to all deliverables and payment terms in the arrangement. In making the determination as to whether a milestone is substantive or not, management of the Company considers all facts and circumstances relevant to the arrangement, including factors such as the scientific, regulatory, commercial and other risks that must be overcome to achieve the milestone, the level of effort and investment required to achieve the milestone and whether any portion of the milestone consideration is related to future performance or deliverables. The Company has evaluated each milestone specified under its license agreement with EA Pharma and its now-terminated license agreement with Ferring and determined the milestone to be substantive.

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

For the three months and six months ended June 30, 2016 and 2015, the Company recognized in full into revenue a nonrefundable one-time payment of $8.0 million received in April 2016 in connection with a renegotiated payment stream with EA Pharma linked to know-how and intellectual property delivered by the Company upon inception of the license agreement in 2012. The renegotiated payment stream was implemented via an amendment to the license agreement that did not change the contingent nature of the remaining deliverables or the parties’ respective obligations under the agreement.

Under the terms of the license agreement with EA Pharma, the Company was eligible as of June 30, 2016 to receive up to approximately (a) €16.5 million ($18.3 million based on the Euro to USD exchange rate at June 30, 2016) if specified regulatory events are achieved for elobixibat in Japan and (b) ¥3.5 billion ($33.9 million based on the Japanese Yen to USD exchange rate at June 30, 2016) if specified sales milestones are achieved for elobixibat following regulatory approval in any country in EA Pharma’s licensed territory. The likelihood that the Company will achieve any particular milestone event with respect to elobixibat in any particular period, or at all, is uncertain, and the Company may not earn any future milestone payment with respect to elobixibat in any particular period, or ever. In addition, the Company is eligible to receive stepped royalties beginning in the high single digits on any future elobixibat product sales.

Share-based compensation

The Company accounts for share-based compensation awards in accordance with FASB ASC Topic 718, Compensation—Stock Compensation (ASC 718). ASC 718 requires all share-based payments, including grants of stock options, to be recognized in the consolidated statements of operations based on their respective fair values.

The fair value of the Company’s stock options has been determined using the Black-Scholes option-pricing model, which requires the input of subjective assumptions, including (i) the expected stock price volatility, (ii) the expected term of the award, (iii) the risk-free interest rate and (iv) expected dividends. Due to the lack of historical and implied volatility data of the Company’s ordinary shares and ordinary A shares, the expected stock price volatility has been estimated based on the historical volatilities of a specified group of companies in the Company’s industry that are publicly traded. The Company selected companies that it considers to have comparable characteristics to the Company, including enterprise value, risk profiles and position within the industry and with historical share price information sufficient to meet the expected term of the stock options. The historical volatility data has been computed using the daily closing prices for the selected companies.

Due to the lack of sufficient historical data, the expected term of stock options was determined by the Company using the “simplified” method, whereby the expected term equals the arithmetic average of the vesting term and the original contractual term of the award. The risk-free interest rate for periods within the expected term of the option are based on the United Kingdom Government Bond rate with a maturity date commensurate with the expected term of the associated award. In addition, it is assumed that the Company will not pay dividends in the foreseeable future.

The Company’s share-based awards are subject to either service-based or performance-based vesting conditions. During the three months ended June 30, 2016, the Company issued stock options with exercise prices denominated in a foreign currency (Euro) that are required to be accounted for as liabilities. The Company accounts for liability-classified stock-based awards based on the then-current fair values at each financial reporting date until the award is settled (exercised). Changes in the amounts attributed to these awards between the reporting dates are included in share-based compensation expense (credit) in the Company’s statement of operations. The Company includes liability-classified stock options in noncurrent liabilities on its balance sheet as their settlement (exercise) does not require use of cash, cash equivalents or other current assets.

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The Company records compensation expense for service-based awards over the vesting period of the award on a straight-line basis. Compensation expense related to awards with performance-based vesting conditions is recognized when achievement of the performance condition is considered probable.

Temporary equity

The Company has classified its Series A and B Convertible Preference Shares outside of Shareholders’ Deficit on the basis that the shares are redeemable upon a liquidation event that can be forced by the holders of Preference Shares through their voting rights on the Parent’s Board of Directors (Board). Any undeclared dividends are not recognized until the time it becomes probable that the Preference Shares will be redeemable. No dividends have been recognized for the three months or six months ended June 30, 2016 or 2015.

Employee benefits

The Company has defined contribution plans, whereby the Company pays contributions to employee benefit or insurance plans on a mandatory, contractual or voluntary basis. The Company has no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods.

The Company has no further payment obligations once the contributions have been paid. The contributions are recognized as employee benefit expense when they are due. Prepaid contributions are recognized as an asset to the extent that a cash refund or a reduction in the future payments is available.

Loss contingencies

Loss contingencies are recorded as liabilities when it is probable that a liability has occurred and the amount of loss is reasonably estimable. Disclosure is required when there is a reasonable possibility that an ultimate loss will be material. Contingent liabilities are often resolved over long periods of time. Estimating probable losses requires analysis that often depends on judgments about potential actions by third parties, such as regulators.

Income taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes (ASC 740). Deferred income taxes are recorded for the expected tax consequences of temporary differences between the tax basis of assets and liabilities for financial reporting purposes and amounts recognized for income tax purposes. The Company records a valuation allowance to reduce its deferred tax assets to the amount of future tax benefit that is more likely than not to be realized.

Income tax expense consists of taxes currently payable and changes in deferred tax assets and liabilities calculated according to local tax rules. Deferred tax assets and liabilities are based on temporary differences that arise between carrying values used for financial reporting purposes and amounts used for taxation purposes of assets and liabilities and the future tax benefits of tax loss carry forwards. A deferred tax asset is recognized only to the extent that it is more likely than not that future taxable profits will be available against which the asset can be utilized.

Significant judgment is required in determining any valuation allowance recorded against deferred tax assets. In assessing the need for a valuation allowance, the Company considers all available evidence for each

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

jurisdiction including past operating results, estimates of future taxable income and the feasibility of ongoing tax planning strategies. In the event that the Company changes its determination as to the amount of deferred tax assets that can be realized, the Company will adjust its valuation allowance with a corresponding impact to income tax expense in the period in which such determination is made.

The amount of deferred tax provided is calculated using tax rates enacted at the balance sheet date. The impact of tax law changes is recognized in periods when the change is enacted.

A two-step approach is applied pursuant to ASC 740 in the recognition and measurement of uncertain tax positions taken or expected to be taken in a tax return. The first step is to determine if the weight of available evidence indicates that it is more likely than not that the tax position will be sustained in an audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement.

The Company’s policy is to recognize interest and penalty expenses associated with uncertain tax positions as a component of income tax expense in the Condensed Consolidated Statements of Operations. As of June 30, 2016 and December 31, 2015, the Company had no accrued interest or penalties related to uncertain tax positions and no amounts have been recognized in the Company’s Condensed Consolidated Statements of Operations.

Earnings per share

Basic net income (loss) per share is calculated by dividing the net income (loss) attributable to holders of ordinary shares and holders of ordinary A shares by the weighted average number of ordinary shares and ordinary A shares outstanding during the period. Diluted net income (loss) per share is calculated by dividing the net income (loss) attributable to holders of ordinary shares and holders of ordinary A shares by the weighted-average number of ordinary equivalent shares outstanding during the period, including any dilutive effect from such shares. Ordinary equivalent shares include convertible preference shares, stock options and warrants. The Company’s convertible loans are not included in ordinary equivalent shares, as they are not readily convertible at the option of the respective holders. Anti-dilutive weighted-average ordinary equivalent shares totaled 40,793,000 shares for the three months ended June 30, 2015, and 41,212,349 and 40,793,000 for the six months ended June 30, 2016 and 2015, respectively. Anti-dilutive weighted-average ordinary equivalent shares for the three months ended June 30, 2016, totaled 2,971,950. While these ordinary equivalent shares were anti-dilutive for such periods, they could be dilutive in the future.

Recently adopted accounting pronouncements

In April 2015, the FASB issued ASU No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs,” which updated guidance to clarify the required presentation of debt issuance costs. The amended guidance requires that debt issuance costs be presented in the balance sheet as a direct reduction from the carrying amount of the recognized debt liability, consistent with the treatment of debt discounts. Amortization of debt issuance costs is to be reported as interest expense. The recognition and measurement guidance for debt issuance costs is not affected by the updated guidance. The update requires retrospective application and represents a change in accounting principles. The updated guidance is effective for reporting periods beginning after December 15, 2015, with early adoption permitted. The Company elected to early adopt the ASU during 2015 and has recorded $0 and $42,000 of transaction costs as reduction of long-term debt as of June 30, 2016 and December 31, 2015, respectively.

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

In September 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements—Going Concern” (ASU No. 2014-15). The guidance addresses management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued. The standard will be effective for the first interim period within annual reporting periods beginning after December 15, 2016 and for annual and interim periods thereafter. Early adoption is permitted. The Company adopted the ASU during 2015 in its Consolidated Financial Statements.

Accounting pronouncements issued but not yet adopted

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers: (Topic 606).” This ASU affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards (e.g., insurance contracts or lease contracts). This ASU will supersede the revenue recognition requirements in ASC Topic 605, “Revenue Recognition,” and most industry-specific guidance. In addition, the existing requirements for the recognition of a gain or loss on the transfer of nonfinancial assets that are not in a contract with a customer (e.g., assets within the scope of ASC Topic 360, “Property, Plant, and Equipment,” and intangible assets within the scope of ASC Topic 350, “Intangibles-Goodwill and Other”) are amended to be consistent with the guidance on recognition and measurement (including the constraint on revenue) in this ASU. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In July 2015, the FASB deferred the effective date of ASU 2014-09. This ASU is now effective for calendar years beginning after December 15, 2017. Early adoption is not permitted. The Company is currently evaluating the impact this ASU will have on its Condensed Consolidated Financial Statements.

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes,” (ASU 2015-17), which amends the accounting guidance related to balance sheet classification of deferred taxes. The amendment requires that deferred tax assets and liabilities be classified as noncurrent in the statement of financial position, thereby simplifying the current guidance that requires an entity to separate deferred tax assets and liabilities into current and noncurrent amounts. ASU 2015-17 will be effective beginning in the first quarter of fiscal year 2018. Early adoption is permitted. The amendment can be adopted either prospectively or retrospectively. The Company is currently evaluating the impact this ASU will have on its Condensed Consolidated Financial Statements.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” The new standard establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The Company is currently evaluating the impact this ASU will have on its Condensed Consolidated Financial Statements.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation—Stock Compensation (Topic 718): Improvements to Employee Shared-Based Payment Accounting,” which changes the accounting for share-based

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

payment transactions, including income tax consequences, classification of awards as either equity or liabilities, and classification in the statement of cash flows. The new standard is effective for fiscal years beginning after December 15, 2016 and for interim periods therein, with early adoption permitted. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements.

2.  Fair value of financial instruments

In measuring fair value, the Company evaluates valuation techniques such as the market approach, the income approach and the cost approach. A three-level valuation hierarchy, which prioritizes the inputs to valuation techniques that are used to measure fair value, is based upon whether such inputs are observable or unobservable.

Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions made by the reporting entity. The three-level hierarchy for the inputs to valuation techniques is briefly summarized as follows:

Level 1—Observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

Level 2—Observable inputs such as quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, or model-derived valuations whose significant inputs are observable for substantially the full term of the assets or liabilities; and

Level 3—Unobservable inputs that reflect the reporting entity’s estimate of assumptions that market participants would use in pricing the asset or liability.

The following tables present the fair values for the Company’s financial instruments as well as the input levels used to determine these fair values as of June 30, 2016 and December 31, 2015. The Company values its current assets, which include trade and other receivables, and liabilities, which include advances from licensees and accounts payable, at historical cost, which approximates fair value. The Loan Facility (see Note 12) is being carried at cost less unamortized discount, which approximates fair value, due to the short-term nature of the Loan Facility.

As of June 30, 2016, the Company has two convertible loan instruments outstanding. On December 17, 2014, the Company executed a convertible loan instrument, which provided 1,251,000 €1.00 unsecured convertible loan notes (2014 Convertible Loans), denominated in Euros, and was subsequently amended on October 1, 2015. On October 1, 2015, the Company executed a convertible loan instrument which provided 5,000,000 $1.00, unsecured convertible loan notes (the 2015 Convertible Loans), denominated in USD. See Note 12 for a further understanding of these instruments.

The fair value of the 2015 Convertible Loans was $2.4 million and $2.1 million as of June 30, 2016 and December 31, 2015, respectively. The fair value of the 2014 Convertible Loans was $1.0 million and $954,000 as of June 30, 2016 and December 31, 2015, respectively. The valuation methods used to value the 2014 and 2015 Convertible Loans were the income approach and Monte Carlo simulation analysis. The key assumptions are the same as those used to determine the fair value of derivative liabilities as described below.

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

		Total Carrying Value on the Consolidated Balance Sheet		Fair Value Measurements
	Fair Value Level	June 30, 2016 (unaudited)	December 31, 2015	June 30, 2016 (unaudited)	December 31, 2015
		(in thousands)
Financial Instruments Recorded at Fair Value on a Recurring Basis
Current liabilities:
Warrants	3	$423	$1,163	$423	$1,163
Noncurrent liabilities:
Derivative liabilities	3	2,224	2,047	2,224	2,047

	Derivative Liabilities		Warrants
	June 30, 2016 (unaudited)	December 31, 2015	June 30, 2016 (unaudited)	December 31, 2015
	(in thousands)
Financial Instruments with a Level 3 measurement
Balance, beginning	$2,047	$486	$1,163	$1,141
(Income) loss recognized in earnings	145	172	(765)	148
Purchases, sales, issues and settlements	—	1,485	—	—
Foreign currency (gains) losses	32	(96)	25	(126)
Transfers in (out)	—	—	—	—

Balance, ending	$2,224	$2,047	$423	$1,163

As of December 31, 2015, the Company elected to early adopt ASU No. 2015-03, which requires debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. See Note 1.

There were no transfers from one level to the other during the reporting periods.

Derivative liabilities

The fair values of the derivative liabilities related to the convertible features associated with the 2014 Convertible Loans and 2015 Convertible Loans were determined using the income approach and Monte Carlo simulation analysis on inception. See Note 12 for a further understanding of these instruments. The income approach was used as the starting point to determine the Company’s equity value. The Monte Carlo simulation was then used to determine possible future values of the Company’s equity. Using the Monte Carlo simulation, the Company considered the following scenarios:

•	Series C Convertible Preference Shares financing (Round C): Under this assumption, the 2014 Convertible Loans and 2015 Convertible Loans would convert into a known number of Series C Convertible Preference Shares at a known price, which is based on the expected conversion price of Series C Convertible Preference Shares. The Company then used the estimated value of the total Series C Convertible Preference Shares and accrued interest and discounted the value using a risk free interest rate of 0.41% and 0.39% per annum as of June 30, 2016 and December 31, 2015.

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

•	No IPO: The Company assumed that no conversion will take place in the event an IPO did not occur. The Company valued the 2014 Convertible Loans and 2015 Convertible Loans using the income approach. The cash flows were based on principal and a contractual 8% annual interest rate. This amount was then discounted at the estimated market rate of 20.0% and 21.0% per annum as of June 30, 2016 and December 31, 2015.

Based upon these scenarios, the fair value of the derivative liabilities associated with the 2014 Convertible Loans was determined to be $593,000 (€534,000) and $566,000 (€519,000) as of June 30, 2016 and December 31, 2015, respectively.

Using the same methods, the fair value of the derivative liabilities associated with the 2015 Convertible Loans was determined to be $1.6 million and $1.5 million as of June 30, 2016 and December 31, 2015, respectively.

The derivative liabilities are recorded as a noncurrent liability, as the Company has an unconditional right to defer settlement for at least 12 months after June 30, 2016 and December 31, 2015, respectively.

Significant unobservable inputs used in the measurement of the derivative liabilities associated with the 2014 Convertible Loans and 2015 Convertible Loans included the discount rate and the probability of the issuance and sale of Series C Convertible Preference Shares in Round C.

The Company performed a sensitivity analysis regarding the discount rate. By varying the discount rate by 0.5%, the resulting values of the derivative liabilities that were bifurcated from the 2014 Convertible Loans were as follows (in thousands):

	June 30, 2016 (unaudited)		December 31, 2015
	+0.5%	-0.5%	+0.5%	-0.5%
Assumptions:
Discount rate	$722	$473	$697	$445

By varying the probability of Round C by 15% and 25% at June 30, 2016 and December 31, 2015, respectively, the resulting values of the 2014 Convertible Loans were as follows (in thousands):

	June 30, 2016 (unaudited)		December 31, 2015
	+15%	-15%	+25%	-25%
Assumptions:
Probability of Round C	$1,815	$1,592	$1,641	$1,399

The Company performed a sensitivity analysis regarding the discount rate. By varying the discount rate by 0.5%, the resulting values of the derivative liabilities that were bifurcated from the 2015 Convertible Loans were as follows (in thousands):

	June 30, 2016 (unaudited)		December 31, 2015
	+0.5%	-0.5%	+0.5%	-0.5%
Assumptions:
Discount rate	$1,979	$1,299	$1,852	$1,126

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

By varying the probability of the Round C by 15% and 25% at June 30, 2016 and December 31, 2015, respectively, the resulting values of the 2015 Convertible Loans were as follows (in thousands):

	June 30, 2016 (unaudited)		December 31, 2015
	+15%	-15%	+25%	-25%
Assumptions:
Probability of Round C	$4,345	$3,733	$3,973	$3,217

Warrants

In connection with the Loan Facility, the Company issued to Kreos Capital IV (Expert Fund) Limited (Kreos Capital) detachable warrants with a right to acquire shares at 720,000 Euro (the Warrants), which have been valued as of June 30, 2016 at $423,000. The Company recognized the Warrants at fair value at the time of execution of the Loan Facility and re-measures their fair value on a recurring basis thereafter. See Note 12 for a further description of the Warrants.

As of December 31, 2015, the Company calculated the Warrants’ fair value as follows:

•	The Company’s equity value was estimated using the traditional income approach.

•	The Company’s equity value was then allocated among classes of its capital structure. The allocation was performed using the Option Pricing Methodology (OPM). This method treats securities as options with the Company. The allocation was used to determine the value of Series B Convertible Preference shares. The Company assumed that any exercise of the Warrants would be to purchase Series B Convertible Preference Shares, as this class had the lowest exercise price, and also assumed scenarios where the Warrants will not be exercised.

As of December 31, 2015, a weighted average of both the OPM and a traditional Black-Scholes formula was used to calculate the fair value of the Warrants. The key assumptions used in the OPM as of December 31, 2015, included the following:

December 31, 2015
Term (in years)	1.0
Risk-free interest rate	0.7%
Volatility	85%

A traditional Black-Scholes formula was then used to calculate the fair value of the Warrants with the strike price of €1 and stock price as calculated in the allocation. The assumptions used in applying the Black-Scholes formula include the following:

December 31, 2015
Stock price	$1.77
Exercise price	$1.09
Term (in years)	7.50
Risk-free interest rate	2.12%
Volatility	90%
Dividend	0%

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

As of June 30, 2016, the Company estimated the fair value of the Warrants, primarily using the binomial method. The revision from December 31, 2015, was due to the execution of the definitive share exchange agreement with Biodel in 2016. The binomial method used assumptions that were based on the Warrants being exchanged for warrants exercisable for shares of Biodel common stock.

The key assumptions used in the binomial method as of June 30, 2016, included the following:

June 30, 2016
Stock price	$10.20
Exercise price	$11.77
Term (in years)	1.0
Risk-free interest rate	0.59%
Volatility	79.4%

Based on these different methods, the fair value of the Warrants was determined to be $423,000 (€381,000) and $1.2 million (€1.1 million) as of June 30, 2016 and December 31, 2015, respectively, and was classified as current liabilities because the Warrants are immediately exercisable. The fair value of the Warrants decreased by $1.0 million and $765,000 for the three months and six months ended June 30, 2016, respectively.

The significant unobservable input used in the measurement of the Warrants’ liability included the term used in the OPM. The Company performed sensitivity analysis regarding this input and the value of the Warrants was found to be as follows using a 0.5 year decrease or 0.5 year increase in the term (in thousands):

	June 30, 2016 (unaudited)		December 31, 2015
	+0.5	-0.5	+0.5	-0.5
Term	$426	$425	$1,253	$1,251

3.  Equipment

Equipment, net consisted of the following (in thousands):

	June 30, 2016 (unaudited)	December 31, 2015
Cost:
Equipment cost as of January 1,	$142	$152
Additions	3	—
Exchange differences	—	(10)

Equipment cost as of period end	145	142
Less:
Accumulated depreciation as of January 1	(108)	(100)
Amortization for the period	(7)	(15)
Exchange differences	(1)	7

Accumulated depreciation as of period end	(116)	(108)

Total equipment, net	$29	$34

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Depreciation expense for the three months ended June 30, 2016 and 2015 was $3,000 and $4,000, respectively, and depreciation expense for the six months ended June 30, 2016 and 2015 was $7,000 and $8,000, respectively.

4.  Accrued expenses

Accrued expenses consist of the following (in thousands):

	June 30, 2016 (unaudited)	December 31, 2015
Accrued bonuses	$762	$392
Accrued vacation pay	342	368
Accrued social security pay	149	150
Accrued interest	394	243
Accrued professional fees	1,809	758
Accrued development costs	941	665
Accrued other costs	294	—

Total accrued expenses	$4,691	$2,576

5.  Commitments and contingencies

Operating lease commitments

In July 2015, the Company entered into a month-to-month lease agreement for office space in Boston, Massachusetts.

In July 2014, the Company entered into a 36-month building lease for approximately 2,900 square feet of office space in Gothenburg, Sweden. The lease does not have stated escalating rent clauses, except for changes in the Swedish Consumer Price Index (CPI). The lease renews automatically for consecutive three-year terms, unless notice of nonrenewal is given by either party at least nine months prior to the end of the current term and subject to the Company’s right to terminate the lease at any time upon six months’ notice.

As of June 30, 2016, future minimum commitments under facility operating leases were $43,000.

Rent expense recognized under the Company’s operating leases was $27,000 and $21,000 for the three months ended June 30, 2016 and 2015, respectively, and $54,000 and $42,000 for the six months ended June 30, 2016 and 2015, respectively.

Agreements with CROs

As of June 30, 2016, the Company had various agreements with CROs for the conduct of specified research and development activities and, based on the terms of the respective agreements, may be required to make future payments of up to $95,000 upon the completion of contracted work.

Other Commitments

In connection with the spin-off from AstraZeneca in 2008, and associated transfer agreements, the Company became party to an assignment agreement between AstraZeneca and a named inventor on a patent

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

related to elobixibat. In connection with this agreement, the inventor is entitled upon the initial launch of a pharmaceutical product that constitutes an IBAT-inhibitor in specified countries to a one-time “launch fee” payment of SEK 4.0 million ($472,000, based on the Swedish Kronor to USD exchange rate at June 30, 2016).

6.  Employee benefits expense

The Company has defined contribution retirement benefit plans. The expenses for the Company’s employee benefits recognized in the Condensed Consolidated Statements of Operations were as follows (in thousands):

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2016	2015	2016	2015
Wages and salaries	$455	$407	$1,223	$870
Social security expenses	117	79	209	110
Pension expenses – defined contribution plans	110	110	181	166

	$682	$596	$1,613	$1,146

7.  Net income (loss) per share

Basic net income (loss) per share is calculated by dividing the net income (loss) attributable to holders of ordinary shares and holders of ordinary A shares by the weighted average number of ordinary shares and ordinary A shares outstanding during the period. Diluted net income (loss) per share is calculated by dividing the net income (loss) attributable to holders of ordinary shares and holders of ordinary A shares by the weighted-average number of ordinary equivalent shares outstanding during the period, including any dilutive effect from such shares. As the Company had a net loss for the six months ended June 30, 2016 and for the three months and six months ended June 30, 2015, all potentially dilutive ordinary equivalent shares were determined to be anti-dilutive. The Company had net income for the three months ended June 30, 2016, for which dilutive ordinary equivalent shares were calculated.

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The following table sets forth the computation of basic and diluted net loss per share (in thousands, except for share data):

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2016	2015	2016	2015
Basic EPS:
Numerator
Net income (loss)	$2,139	$(1,614)	$(1,100)	$(4,250)

Net income (loss) attributable to holders of ordinary shares and holders of ordinary A shares	$2,139	$(1,614)	$(1,100)	$(4,250)

Denominator
Weighted average number of ordinary shares and ordinary A shares in issue	4,120,976	3,794,303	3,959,435	3,794,303

Number of shares used for basic EPS computation	4,120,976	3,794,303	3,959,435	3,794,303

Basic EPS	$0.52	$(0.43)	$(0.28)	$(1.12)

Diluted EPS:
Numerator
Net income (loss)	$2,139	$(1,614)	$(1,100)	$(4,250)

Net income (loss) attributable to holders of ordinary shares and holders of ordinary A shares	$2,139	$(1,614)	$(1,100)	$(4,250)

Denominator
Weighted average number of ordinary shares and ordinary A shares in issue	4,120,976	3,794,303	3,959,435	3,794,303
Conversion of Convertible Preference Shares	39,354,000	—	—	—
Weighted average effect of dilutive securities:
2016 Warrants to purchase ordinary A shares	833,016	—	—	—

Number of shares used for basic EPS computation	44,307,992	3,794,303	3,959,435	3,794,303
Diluted EPS	$0.05	$(0.43)	$(0.28)	$(1.12)

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The following weighted-average outstanding ordinary equivalent shares were excluded from the computation of diluted net income (loss) per share for the periods presented because including them would have been anti-dilutive:

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2016	2015	2016	2015
Convertible Preference Shares (on an as-converted basis)	—	39,354,000	39,354,000	39,354,000
Convertible Loans convertible to Convertible Preference Shares (on an as-converted basis)	—	719,000	—	719,000
Warrants to purchase Convertible Preference Shares (on an as-converted basis)	809,211	720,000	765,096	720,000
Options to purchase ordinary A shares	2,162,739	—	1,093,253	—

8.  Income taxes

The Company did not record income tax provisions or benefits for the three months or the six months ended June 30, 2016, or for the three months or the six months ended June 30, 2015, due to an expected loss before income taxes to be incurred for the years ending December 31, 2016 and 2015 and the Company’s continued maintenance of a full valuation allowance against its net deferred tax assets. The Company has had an overall net operating loss position since its inception. The Company had approximately $2.8 million and $2.7 million in valuation allowances recorded against its deferred tax assets as of June 30, 2016 and December 31, 2015, respectively.

9.  Shareholders’ equity

The Company’s equity structure includes ordinary shares and ordinary A shares.

The different classes of shares carry different transfer rights and distribution rights as described in the Company’s articles of association.

Transfer rights include, for holders of Series B Convertible Preference Shares or Series C Convertible Preference Shares, but who are not holders of Series A Convertible Preference Shares or specified members of management, the right to transfer any shares held (where the holder is a company or other entity or investment vehicle) to its holding company or to any subsidiary of that holding company or to any entity or investment vehicle in which the holder, its holding company or any subsidiary of that holding company has a majority economic interest, or to any affiliate or (where the holder is an investment fund or investment fund manager or nominee thereof) to any successor investment fund, or investment manager of any nominee thereof or to the general partner of such fund (or, solely in connection with a dissolution, any participant or partner in such fund).

Distribution rights include the right to the distribution of income or capital of the Company, whether paid by way of dividend, a reduction of capital, as a consequence of a liquidation or otherwise, in accordance with the priorities established by the Company’s articles of association which include, but are not limited to, an initial preferred return in favor of the holders of Series C Convertible Preference Shares, preferred returns (conditional in certain respects) in favor of certain holders of ordinary shares, preferred returns in favor of holders of Series B Convertible Preference Shares and a preferred return in favor of holders of Series A Convertible Preference Shares.

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Ordinary shares and ordinary A shares have voting rights of one vote per share.

All preferential income and capital rights granted shall terminate immediately prior to a Qualifying IPO, with any income or capital subsequently distributed to the holders of the ordinary shares and holders of ordinary A shares in proportion to the number of ordinary shares and ordinary A shares held. A Qualifying IPO has been defined in the articles of association as a fully underwritten IPO with a price per share representing a premoney valuation for the Company of at least $150 million or more, or the Euro equivalent, calculated on a fully diluted basis pursuant to which the Company receives gross proceeds of $40 million or more, or the Euro equivalent.

The following tables summarize the Company’s ordinary shares and ordinary A shares outstanding as of June 30, 2016 and December 31, 2015:

As of June 30, 2016 (unaudited)
Number of shares
Type of share	Authorized	Issued and Outstanding	Nominal value	Voting right	Book value
					(in thousands)
Ordinary shares	3,794,303	3,794,303	$0.013	1.00	$50
Ordinary A shares	8,325,188	527,262	$0.013	1.00	35

As of December 31, 2015
Number of shares
Type of share	Authorized	Issued and Outstanding	Nominal value	Voting right	Book value
					(in thousands)
Ordinary shares	3,794,303	3,794,303	$0.013	1.00	$50

Ordinary and ordinary A shares are denominated in Euros at €0.01 per share.

Issuance of Warrants and Ordinary A Shares

On March 18, 2016, Parent entered into a warrant instrument (the 2016 Warrant Instrument) for the offer and issuance of warrants (2016 Warrants) and ordinary A shares in lieu of 2016 Warrants. The terms of the 2016 Warrant Instrument were subsequently amended by the Company on April 18, 2016.

Pursuant to the terms of the amended 2016 Warrant Instrument, as of August 15, 2016, Parent had issued 1,581,785 2016 Warrants to employees of, and consultants to, the Company with a fair value of $0.05 (€0.04) per warrant and 527,262 ordinary A shares with a fair value of $0.07 (€0.06) per ordinary A share. Total cash proceeds received were $71,000 (€63,000) for the 2016 Warrants and $35,000 (€32,000) for the ordinary A shares, less related issuance costs of $32,000 (€28,000). The 2016 Warrants are immediately exercisable by the holders and the Company has the right but not the obligation to repurchase the outstanding and unexercised 2016 Warrants (Call Option) if the related party is no longer a qualifying person under the 2016 Warrant Instrument, which is considered to be a future contingent feature.

The number of 2016 Warrants that may be repurchased is reduced ratably each quarter over a four-year period. As of June 30, 2016, 1,482,923 2016 Warrants remained subject to this conditional repurchase right. If the Company elects to repurchase any 2016 Warrants, the Company will pay the 2016 Warrant holder an amount equal to the original purchase price of $0.04 (€0.04) for each such 2016 Warrant.

There were 1,581,785 2016 Warrants outstanding and exercisable as of June 30, 2016. The 2016 Warrants may be exercised to purchase ordinary A shares at an exercise price of €0.06 per share. The exercise term of the 2016 Warrants is five years.

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Because the 2016 Warrants were issued at fair value and there are no service conditions, the Company accounted for the 2016 Warrants as an equity instruments. The related Call Options are not legally detachable or separately exercisable and therefore are accounted for together with the 2016 Warrants.

10.  Temporary equity

Temporary equity as of June 30, 2016, consisted of the following:

As of June 30, 2016 (unaudited)
Number of shares
Type of share	Authorized	Issued and Outstanding	Nominal value	Voting right	Book value
					(in thousands)
Series A Convertible Preference shares – voting	1,504,291	1,504,291	$0.013	1.00	$19
Series A Convertible Preference shares – nonvoting	3,175,074	3,175,074	0.013	—	43
Series B Convertible Preference shares – voting	35,394,635	34,674,635	0.013	1.00	458
Series C Convertible Preference shares – voting	4,871,080	—	0.013	1.00	—

Total	44,945,080	39,354,000			$520

Temporary equity as of December 31, 2015, consisted of the following:

As of December 31, 2015
Number of shares
Type of	Authorized	Issued and Outstanding	Nominal value	Voting right	Book value
					(in thousands)
Series A Convertible Preference shares – voting	1,504,291	1,504,291	$0.013	1.00	$19
Series A Convertible Preference shares – nonvoting	3,175,074	3,175,074	0.013	—	43
Series B Convertible Preference shares – voting	35,394,635	34,674,635	0.013	1.00	458
Series C Convertible Preference shares – voting	4,871,080	—	0.013	1.00	—

Total	44,945,080	39,354,000			$520

Significant provisions of the convertible preference shares are as follows:

Voting—Each Series A, Series B and Series C Convertible Preference share is entitled to one vote per share on an as converted basis. Each Series A and Series B Convertible Preference share that is classified as nonvoting is not entitled to any voting rights.

Transfers—Shareholders in each class have certain transfer rights. Transfer rights include, for holders of Series B Convertible Preference Shares or Series C Convertible Preference Shares, but who are not holders of

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Series A Convertible Preference Shares or specified members of management, the right to transfer any shares held (where the holder is a company or other entity or investment vehicle) to its holding company or to any subsidiary of that holding company or to any entity or investment vehicle in which the holder, its holding company or any subsidiary of that holding company has a majority economic interest, or to any affiliate or (where the holder is an investment fund or investment fund manager or nominee thereof) to any successor investment fund, or investment manager of any nominee thereof or to the general partner of such fund (or solely in connection with a dissolution any participant or partner in such fund).

Conversion—Series A Convertible Preference shares have conversion rights that enable any holder of Series A shares to at any time to convert the whole or part of its holding into ordinary shares. In addition, upon notice by the holders of 65% of the outstanding voting preference shares, immediately prior to a Qualifying IPO or immediately prior to a sale of the Company, each Series A share shall automatically be converted into ordinary shares at a ratio of 1:1 (subject to adjustment in accordance with the anti-dilution mechanism provided for in the Company’s articles of association). The holders of Series B Convertible Preference Shares and Series C Convertible Preference Shares have conversion rights that are broadly equivalent to conversion rights of the holders of Series A Convertible Preference Shares as described in this paragraph.

Series A Convertible Preference shares have additional conversion rights whereby a holder of Series A shares, may at any time convert part of its holding of Series A voting Convertible Preference shares into a like number of equivalently paid Series A nonvoting Convertible Preference shares, provided such holder holds at least one Series A Convertible Preference Share (and vice versa).

Series B Convertible Preference shares also have additional conversion rights whereby a holder of the Series B shares, who is also a holder of Series A shares, may at any time convert part of its holding of Series B voting Convertible Preference shares into a like number of equivalently paid Series B nonvoting Convertible Preference shares (and vice versa).

All preferential income and capital rights granted to holders of convertible preference shares shall terminate immediately prior to a Qualifying IPO with any income or capital subsequently distributed to the holders of the ordinary shares in proportion to the number of ordinary shares held.

Dividends—Holders of Series A, Series B and Series C Convertible Preference shares are entitled to dividends in the same order of priority as would apply upon a liquidation, if and when declared by the Board. Certain of these rights were settled with the payment of a dividend in the cumulative amount of approximately $47 million (€36 million) in 2012. No dividends have been declared from December 21, 2012 through June 30, 2016.

Liquidation preferences—In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Series C Convertible Preference Shares are entitled to receive, prior and in preference to holders of ordinary shares and the holders of Series B and Series A Convertible Preference Shares, an amount per share calculated by reference to the subscription price paid. After this, certain holders of ordinary shares, subject to satisfaction of applicable conditions, are entitled to receive, prior and in preference to holders of Series B and Series A Convertible Preference Shares, fixed sums to be paid amongst those certain holders. Upon completion of the distribution to those certain holders of ordinary shares, holders of Series B Convertible Preference shares are entitled to receive prior and in preference to holders of Series A Convertible Preference Shares, amounts calculated by reference to a cumulative dividend at the annual rate of 8% of the original subscription price, from the date of issuance to December 1, 2012, and historic interest payments on related loan notes together with €1.00 for each such share held. Further preferential rights for determinable amounts are then

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

reserved to holders of Series A Convertible Preference Shares, certain holders of ordinary shares and, finally, to holders of Series C, Series B and Series A Convertible Preference Shares and certain holders of ordinary shares, collectively. In each case entitlements of shareholders are calculated to take account of prior distributions that have been made, and are subject to the conditional and accelerated entitlements expressly provided for in the Company’s articles of association and the satisfaction of any declared but unpaid dividends. All remaining legally available assets of the Company are to be distributed holders of ordinary shares and Series C, Series B and Series A Convertible Preference Shares in proportion to the number of shares held (with the holders of convertible preference shares participating on an as converted basis).

Prior distributions (dividends, capital or otherwise) are taken into account when determining the rights of shareholders to participate in any distribution of income or capital. Certain of these rights were settled with the payment of a dividend in the cumulative amount of approximately $47 million (€36 million) in 2012. No dividends have been declared from December 21, 2012 through June 30, 2016.

Commitments—On May 24, 2016, Biodel, Parent and security holders of Parent entered into a definitive share exchange agreement. As part of the transaction contemplated by the share exchange agreement, a syndicate of existing Company investors has committed to subscribe for Series C Convertible Preference Shares for a total investment of $10.0 million prior to the closing of the transaction, contingent upon approval of the transaction by Biodel stockholders.

11.  Share-based Compensation

On March 18, 2016, Parent adopted a share option plan providing for the grant of share options to employees, consultants, officers and directors of any of the Company’s entities (the 2016 Option Plan).

The terms of the 2016 Option Plan were subsequently amended by the Company on April 18, 2016.

The 2016 Option Plan, as amended, provide for subscription rights over an aggregate amount of no more than 8,325,188 ordinary A shares of €0.01 each, or, in the event that Parent’s entire issued share capital is at any time comprised of a single class of share, that class of share. The aggregate number of subscription rights under the 2016 Option Plan is reduced by ordinary A shares issued plus the ordinary A shares issuable under 2016 Warrants. Refer to Note 9 for the number of 2016 Warrants and ordinary A shares offered and issued.

Pursuant to the terms of the amended 2016 Option Plan, as of August 15, 2016, the Parent had issued or granted options to purchase 3,524,329 ordinary A shares at an exercise price of €0.06 per ordinary A share.

The Company recognized share-based compensation expense for employees in the accompanying consolidated statements of operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
General and administrative	$55	$—	$55	$—

Total share-based compensation	$55	$—	$55	$—

The share options have been classified as a liability on the basis that they were granted in a currency other than the functional currency of the employing Company subsidiary of the recipients. These share options will be subject to revaluation until they are exercised or forfeited.

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

As of June 30, 2016, there were options to purchase 3,524,329 ordinary A shares, none of which were vested and exercisable. Of the outstanding options, options to purchase 555,012 ordinary A shares are subject to vesting based on achievement of specified events. The exercise term of all stock options is 10 years.

A summary of the outstanding stock options as of June 30, 2016 is as follows:

	Stock Options Outstanding
	Number of Shares	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Term (Years)	Weighted- Average Fair Value Per Share*
Outstanding—December 31, 2015	—
Granted	3,524,329	$0.07	9.82	$0.05
Forfeited	—
Exercised	—

Outstanding—June 30, 2016	3,524,329	$0.07	9.82	$0.40

Exercisable—June 30, 2016	—

Expected to vest—June 30, 2016	2,969,317	$0.07	9.82	$0.40

*	The stock options are remeasured at each reporting period end date for the weighted-average fair value per share.

The stock options outstanding at June 30, 2016 include two performance-based options, one to purchase 277,506 shares that vests upon completion of the transaction with Biodel or an initial public offering of the Company that exceeds a specified valuation and raises a specified minimum amount and one to purchase 277,506 shares that vests upon the date the Company files a new drug application with the U.S. Food and Drug Administration for A4250 for any orphan indication, if such filing occurs prior to a specified date. Each of the performance-based options has an exercise price of €0.06 ($0.07) per share.

As of June 30, 2016, the total unrecognized compensation expense related to unvested options was $1.2 million which the Company expects to recognize over an estimated weighted average period of 3.82 years.

In determining the estimated fair value of the share-based awards, the Company uses the Black-Scholes option-pricing model and assumptions discussed below. Each of these inputs is subjective and generally requires significant judgment to determine.

The fair value of share option awards was estimated with the following assumptions:

	As of the Grant Date*	As of June 30, 2016
Share price of ordinary A shares	$0.07	$0.44
Expected term (in years)	6.08	5.89
Risk-free interest rate	1.18%-1.19%	1.14%-1.15%
Expected volatility	83.39%	83.09%
Dividend rate	0%	0%

*	The option awards were granted on April 21, 2016 and April 25, 2016.

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

12.  Long-term debt

	June 30, 2016 (unaudited)	December 31, 2015
	(in thousands)
Long-term debt, including current portion:
Loan Facility	$4,259	$4,421
2014 Convertible Loans	983	933
2015 Convertible Loans	2,063	2,026

Total long-term debt	7,305	7,380
Less: current portion	(2,783)	(2,514)

Long-term debt	$4,522	$4,866

2015 Convertible Loans

On October 1, 2015, the Company entered into a loan agreement with certain of its shareholders and their affiliates and members of management and executed a related convertible loan instrument, which provided 5,000,000 $1.00, unsecured convertible loan notes (the 2015 Convertible Loans), denominated in USD. The Company issued a portion of the 2015 Convertible Loans at a par value of $3.5 million to certain of its shareholders and their affiliates and members of management, including some considered to be related parties. Interest accrues at a rate of 8% per annum. Interest becomes payable on any of the outstanding 2015 Convertible Loans notes shortly after maturity or, if the principal amount is converted into shares, shortly after the later of such conversion into shares or repayment of the Loan Facility. The 2015 Convertible Loans mature on September 30, 2020 and can be repaid earlier if approved by a qualifying majority of the members of the Board and if the Loan Facility has been repaid in full. The aggregate principal amount of the 2015 Convertible Loans outstanding as of both June 30, 2016 and December 31, 2015 was $3.5 million.

The 2015 Convertible Loans are convertible into Series C Convertible Preference shares at $1.9314 per share or into new shares issued as part of a fundraising in which the Company receives proceeds of at least $3.0 million (conversion feature), in either case with the approval of a qualifying majority of the members of the Board. In the event of a fundraising, a qualifying majority of the members of the Board can require that all 2015 Convertible Loans convert into new shares (being the class of shares issued as part of the fundraising) at a 20% discount to the average price per share paid by investors in the fundraising (redemption feature). The noteholders have the right to request conversion any time after June 30, 2016. These features were concluded to be a derivative and separately accounted from the 2015 Convertible Loans. An allocation of the net proceeds of the 2015 Convertible Loans was made to recognize the derivative liabilities at their fair value at the date of issuance. The amount allocated to the derivative liabilities was $1.5 million and recognized as a noncurrent liability. See Note 13 for discussion of Derivatives and Note 2 for discussion of Fair Value of Financial Instruments.

The 2015 Convertible Loans are accounted for in accordance with ASC Subtopic 470-20, “Debt with Conversion and Other Options.” Under the current accounting guidance, the Company bifurcated the conversion feature of the 2015 Convertible Loans from the debt instrument, classified the conversion feature as a derivative liability and accretes the resulting debt discount as interest expense using the effective interest rate method over the contractual term of the 2015 Convertible Loans. The effective interest rate is 18.3% per annum.

The remaining debt discount associated with 2015 Convertible Loans was $1.4 million and $1.5 million as of June 30, 2016 and December 31, 2015, respectively, and is expected to be accreted to the balance of the

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

2015 Convertible Loans over the remaining term. The accretion of the debt discount has been recognized in Interest expense in the amount of $31,000 and $57,000 for the three months and six months ended June 30, 2016, respectively. See Note 13 for discussion of Derivatives and Note 2 for discussion of Fair Value of Financial Instruments.

Transaction costs incurred to obtain the 2015 Convertible Loans were $72,000, of which $41,000 was allocated to Long-term debt and $31,000 to the derivative liabilities. The transaction costs allocated to the derivative liabilities were recognized in Other Income (Expense), net in the Condensed Consolidated Statement of Operations for the year ended December 31, 2015. The transaction costs recognized as part of the Long-term debt is being accreted to Interest expense using the effective interest method over the stated term of the 2015 Convertible Loans. See Note 13 for discussion of Derivatives and Note 2 for discussion of Fair Value of Financial Instruments.

2014 Convertible Loans

On December 17, 2014, the Company executed a convertible loan instrument, which provided 1,251,000 €1.00 unsecured convertible loan notes (2014 Convertible Loans) and was subsequently amended on October 1, 2015. The Company issued the full amount of the 2014 Convertible Loans at a par value of €1.3 million to certain of its shareholders and their affiliates, including some considered to be related parties. The aggregate principal amount of the 2014 Convertible Loans outstanding as of June 30, 2016 and December 31, 2015 was $1.4 million (€1.3 million) and $1.4 million (€1.3 million), respectively. Interest accrues at 8% annual rate of simple interest for the number of days the notes are outstanding (based on a 365-day year). Interest will become payable on any of the outstanding 2014 Convertible Loans shortly after the maturity or, if the principal amount is converted into shares, shortly after the later of such conversion into shares or repayment of the Loan Facility. The 2014 Convertible Loans mature on December 18, 2019 and can be repaid earlier at their nominal value of €1.3 million if approved by a qualifying majority of the members of the Board and if the Loan Facility has been repaid in full.

The 2014 Convertible Loans can be converted into Series C Convertible Preference shares at the rate of €1.74 ($1.93 as of June 30, 2016) per share or into new shares issued as part of a fundraising, which is defined as the Company raising at least €5.0 million from the issue of shares (conversion feature), in either case with the prior consent of a qualifying majority of the members of the Board. In the event of a fundraising, a qualifying majority of the members of the Board can require that all 2014 Convertible Loans convert into new shares at a price that is at a 20% discount to the average price per new share being paid by investors in the fundraising (redemption feature). These features were concluded to be a derivative and separately accounted from the 2014 Convertible Loans. An allocation of the net proceeds of the 2014 Convertible Loans was made to recognize the derivative liabilities at their fair value at the date of issuance. The amount allocated to the derivative liabilities was $487,000 (€400,000) and recognized as a noncurrent liability. The derivative liabilities were recorded as a noncurrent liability as the conversion is contingent upon Board approval. See Note 13 for discussion of Derivatives and Note 2 for discussion of Fair Value of Financial Instruments.

The 2014 Convertible Loans are accounted for in accordance with ASC Subtopic 470-20, “Debt with Conversion and Other Options.” Under the current accounting guidance, the Company bifurcated the conversion feature of the 2014 Convertible Loans from the debt instrument, classified the conversion feature as a derivative liability and accretes the resulting debt discount as interest expense using the effective interest rate method over the contractual term of the 2014 Convertible Loans. The effective interest rate is 15.3% per annum.

The remaining debt discount associated with 2014 Convertible Loans was $414,000 (€371,000) and $442,000 (€396,000) as of June 30, 2016 and December 31, 2015, respectively, and is expected to be accreted to

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

the balance of the 2014 Convertible Loans over the remaining term. The accretion of the debt discount has been recognized in Interest expense in the amount of $15,000 and $9,000 for the three months ended June 30, 2016 and 2015, respectively, and $29,000 and $17,000 for the six months ended June 30, 2016 and 2015, respectively. See Note 13 for discussion of Derivatives and Note 2 for discussion of Fair Value of Financial Instruments.

Transaction costs incurred to obtain the 2014 Convertible Loans were $58,000, of which $39,000 was allocated to Long-term debt and $19,000 to the derivative liabilities. The transaction costs allocated to the derivative liabilities were recognized in Other Income (Expense), net in the Condensed Consolidated Statement of Operations in the year ended December 31, 2014. The transaction costs recognized as part of the Long-term debt is being accreted to Interest expense using the effective interest method over the stated term of the 2014 Convertible Loans. See Note 13 for discussion of Derivatives and Note 2 for discussion of Fair Value of Financial Instruments.

Loan Facility

On December 18, 2014, the Company executed a loan agreement with Kreos UK (Loan Facility). Under the terms of the Loan Facility, the Company borrowed €6.0 million ($7.3 million), with an outstanding balance due of €4.2 million ($4.7 million) as of June 30, 2016 and €4.9 million ($5.3 million) as of December 31, 2015, and an additional discount recognized of €771,000 ($856,000) and €681,000 ($743,000), as of June 30, 2016 and December 31, 2015, respectively. The Loan Facility has a term of 36 months with principal and interest payable monthly, after a six month initial interest only period, at an annual rate of 11.5%. In addition, the Company is required to make an end-of-loan payment equal to 1.25% of the amounts lent by Kreos UK. The Company drew down the full €6.0 million with €229,000 ($250,000) held back by Kreos UK from the proceeds received as an upfront payment of the principal on December 18, 2014. The Company paid $477,000 and $0 in principal for the three months ended June 30, 2016 and 2015, respectively, and $713,000 and $0 in principal for the six months ended June 30, 2016 and 2015, respectively. The Company paid $140,000 and $0 in interest for the three months ended June 30, 2016 and 2015, respectively, and $288,000 and $0 in interest for the six months ended June 30, 2016 and 2015, respectively.

The Company has the option to redeem all outstanding amounts. Upon the occurrence of a sale or a change of control, the Company shall redeem the principal, accrued interest and other fees, and remaining interest payments calculated until the end of the term, discounted by 5%.

Parent has pledged its shares in Albireo AB and has granted a debenture (incorporating fixed and floating charges) over its assets by way of security for the obligations it owes under the Loan Facility.

The Loan Facility is guaranteed by Elobix AB and Albireo AB as principal obligors who have severally agreed to indemnify and keep indemnified Kreos UK in full and on demand from and against all and any losses, costs, claims, liabilities, damages, demands and expenses suffered or incurred by the Kreos UK arising out of, or in connection with, any failure of the Company to perform or discharge any of its obligations or liabilities.

In addition, Elobix AB and Albireo AB have agreed to pledge the following:

•	Albireo AB shares in Elobix AB

•	Albireo AB bank accounts

•	Albireo AB A4250 patents

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

•	Elobix elobixibat patents

•	Elobix bank accounts

Although the bank accounts of Albireo AB and Elobix AB were pledged, Albireo AB and Elobix AB are not restricted from using the cash for working capital requirements.

Subsequently, on February 4, 2016, the Company pledged its present and future rights to fees, royalties and other payments due and payable any time under its license agreement with EA Pharma to Kreos UK in support of the Loan Facility. See Note 13 for further discussion.

In connection with the Loan Facility, the Company issued to Kreos Capital detachable warrants with a right to acquire shares at 720,000 Euro which have been fair valued as of June 30, 2016 at $423,000 (€381,000) (the Warrants) to purchase certain shares of the Company’s stock under specific circumstances as follows:

Pre-IPO at Kreos Capital’s election:

•	Series B Convertible Preference shares at €1.00 ($1.22) per share;

•	Series C Convertible Preference shares at €1.74 ($2.12) per share, or any lower price subsequently paid for this class of share by an investor, or

•	Any new class of share issued on a financing round greater than €5.0 million ($6.1 million) at the lowest price per share paid by an investor.

Post-IPO:

•	Ordinary shares at the listing price per share.

Because the amount of shares will be variable upon the exercise of the Warrants, the Company determined that the Warrants are a liability under ASC 480 and are required to be measured at fair value. The fair value of the Warrants liability is required to be re-measured at each reporting period end with changes in fair value recognized in the Condensed Consolidated Statements of Operations. The maximum number of underlying preference shares, which could be obtained through exercise and in turn converted into ordinary shares, was 720,000 shares as of both June 30, 2016 and December 31, 2015. The maximum number of underlying preference shares may change if there is an issuance of new shares and the Board approves an adjustment.

Transaction costs were allocated based on the amounts of the Loan Facility and the fair value of the Warrants. Transaction costs allocated to the Loan Facility were $378,000 and transaction costs allocated to the Warrants were $70,000. The portion of the transaction costs allocated to the fair value of the Warrants was immediately expensed because the fair value of the Warrants is accounted for at fair value through the Company’s statements of comprehensive loss. For the portion of transaction costs that are allocated to the Loan Facility, the transaction costs are deducted from the carrying amount of the Loan Facility and along with the fair value of the Warrants, which represent a discount to the Loan Facility, are then accreted to the Condensed Statement of Comprehensive Loss over the term using effective interest rate method. The effective interest rate was 27.1% per annum. The discount is being amortized over the loan term of 36 months. Interest expense included $239,000 and $178,000 of discount amortization for the three months ended June 30, 2016 and 2015, respectively, and $472,000 and $344,000 of discount amortization for the six months ended June 30, 2016 and 2015, respectively.

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

On February 4, 2016, the Company entered a Deed of Variation related to its Loan Facility. Under the terms of the Deed of Variation, the timing of principal payments was changed during the term of the Loan Facility and an additional end of loan payment of €512,000 ($569,000 based on the Euro to USD exchange rate at June 30, 2016), was added, although the total principal due under the Loan Facility remained unchanged. In addition, there were no changes to the maturity date or the stated interest rate.

The Company accounted for the amendment to the Loan Facility prospectively in accordance with ASC 470-50, Modifications and Extinguishments, as there were no concessions granted to the Company by the holders of the Loan Facility and the difference in cash flows between the original and amended loans did not change by more than 10% per holder. As a result of the modification, the transaction costs incurred in connection with the amendment were expensed when incurred and the effective interest rate calculation was updated, resulting in an effective interest rate of 39.3%.

The following is a list of annual principal maturities of the Long-term debt as of June 30, 2016 (in thousands):

Amount (unaudited)
Year 1	$2,797
Year 2	1,688
Year 3	—
Year 4	1,396
Year 5	3,501

Total cash payments	$9,382

13.  Derivatives

The following disclosures summarize the fair value of derivative instruments not designated as hedging instruments in the Condensed Consolidated Balance Sheets and the effects of changes in fair value related to those derivative instruments on the Condensed Consolidated Statements of Operations (in thousands):

		June 30, 2016 (unaudited)	December 31, 2015
Derivative Instruments Not Designated as Hedging Instruments	Balance Sheet Location
Derivative liabilities	Noncurrent liabilities	$2,224	$2,047
Warrants liability	Current liabilities	423	1,163

		Six Months Ended June 30, (unaudited)
Effect of Derivative Instruments Not Designated as Hedging Instruments	Location of Gains (Losses) Recognized	2016	2015
Derivative liabilities	Non-operating income (expense)	$(145)	$(142)
Warrants liability	Non-operating income (expense)	765	(208)

The derivative liabilities related to the conversion feature embedded in the 2014 Convertible Loans and 2015 Convertible Loans have been separately recognized at their fair value. The Company determined that embedded features met the definition of a derivative and was required to be recorded at fair value at issuance and will be re-measured each reporting period thereafter.

ALBIREO

Notes to Condensed Consolidated Financial Statements

(Unaudited)

14.  Subsequent events

On July 13, 2016, Biodel, Parent and security holders of Parent amended and restated the share exchange agreement entered into on May 24, 2016. The amended share exchange agreement eliminates registration requirements applicable to the shares of Biodel’s common stock issuable in the Transaction, provides for Biodel to instead file a standalone proxy statement with the Securities and Exchange Commission, and allocates certain expenses related to the Transaction. All other material terms and conditions of the original share exchange agreement remain unchanged in the amended share exchange agreement.